                                                                    EXHIBIT 10.1





                         AGREEMENT OF PURCHASE AND SALE







                               301 INDUSTRIAL WAY
                                 SAN CARLOS, CA



                                 By and Between



              COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION
                             a Delaware corporation
                                   ("SELLER")


                                       and



                          PALO ALTO MEDICAL FOUNDATION,
                a California nonprofit public benefit corporation
                                    ("BUYER")




                             Dated: February 7, 2003
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                                TABLE OF CONTENTS

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ARTICLE 1.  BACKGROUND AND GENERAL......................................      1

      1.01  Land.  .....................................................      1

      1.02  Purchase Property.  ........................................      1

      1.03  Purpose.  ..................................................      1

      1.04  Definitions; Index..........................................      1

      1.05  Effective Date..............................................      1

      1.06  Earlier Agreement...........................................      1

ARTICLE 2.  PURCHASE AND SALE...........................................      2

      2.01  Purchase and Sale...........................................      2

      2.02  Purchase Price..............................................      2

      2.03  Payment.....................................................      2

            2.03.A Deposit..............................................      2

            2.03.B Balance of Purchase Price............................      3

      2.04  Liquidated Damages..........................................      3

      2.05  Memorandum of Agreement.....................................      4

      2.06  Tax-Deferred Exchange.......................................      4

      2.07  Buyer's Remedies............................................      5

ARTICLE 3.  ESCROW......................................................      5

      3.01  Opening.....................................................      5

      3.02  Instructions................................................      5

      3.03  Close of Escrow; Buyer's Termination Notice.................      5

            3.03.A Generally............................................      5

            3.03.B Seller's Right to Extend.............................      5

            3.03.C Seller's Failure to Comply...........................      5
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            3.03.D Buyer's Obligations on Full Satisfaction of
                   Note.................................................      6

      3.04  Costs.......................................................      6

            3.04.A Seller's Costs.......................................      6

            3.04.B Buyer's Costs........................................      6

            3.04.C Miscellaneous Costs..................................      6

      3.05  Prorations and Adjustments..................................      6

      3.06  Deliveries to Escrow by Seller..............................      7

            3.06.A Grant Deed...........................................      7

            3.06.B Nonforeign Certification.............................      7

            3.06.C California Franchise Tax Withholding.................      7

            3.06.D Miscellaneous........................................      7

      3.07  Deliveries to Escrow by Buyer...............................      7

            3.07.A Closing Payments.....................................      7

            3.07.B Miscellaneous........................................      7

ARTICLE 4.  CONDITIONS TO CLOSE OF ESCROW...............................      7

      4.01  Buyer's Conditions to Close of Escrow.......................      7

            4.01.A Feasibility..........................................      8

            4.01.B Title; Title Policy..................................     11

            4.01.C Additional Agreements................................     12

            4.01.D Varian...............................................     12

            4.01.E Altair Technologies Lease............................     12

            4.01.F Consents/Compliance..................................     12

            4.01.G Sutter Health Approval...............................     13

            4.01.H Seller's Performance.................................     13

            4.01.I Representations and Warranties True..................     13

      4.02  Seller's Conditions to Close of Escrow......................     13
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            4.02.A Buyer's Performance..................................     13

            4.02.B Additional Agreements................................     13

            4.02.C Varian...............................................     13

            4.02.D Altair Technologies Lease............................     14

            4.02.E Consents/Compliance..................................     14

            4.02.F Representations and Warranties True..................     14

ARTICLE 5.  DISCLOSURES, DISCLAIMERS, REPRESENTATIONS AND
            WARRANTIES..................................................     14

      5.01  Natural Hazard Report.......................................     14

      5.02  Representations and Warranties in General...................     14

            5.02.A Knowledge Representations............................     14

            5.02.B Restatement..........................................     14

      5.03  Representations and Warranties by Seller....................     14

            5.03.A Organization.........................................     15

            5.03.B Owner/Authority......................................     15

            5.03.C Parties in Possession................................     15

            5.03.D Hazardous Materials..................................     15

            5.03.E No Default...........................................     15

            5.03.F No Condemnation......................................     16

      5.04  Buyer's Representations and Warranties......................     16

            5.04.A Organization.........................................     16

            5.04.B Authority............................................     16

            5.04.C Financing............................................     16

            5.04.D As-Is................................................     16

      5.05  Discovery of Inaccuracy.....................................     18

            5.05.A Notice...............................................     18
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            5.05.B Right to Terminate...................................     18

            5.05.C Other Rights.........................................     18

            5.05.D After Closing........................................     18

ARTICLE 6.  COOPERATION; CASUALTY/CONDEMNATION..........................     18

      6.01  Seller's Cooperation........................................     18

      6.02  Casualty/Condemnation.......................................     19

ARTICLE 7.  HAZARDOUS MATERIALS REMEDIATION AND DEMOLITION..............     19

      7.01  Hazardous Materials Remediation.............................     19

            7.01.A Remediation Plan.....................................     19

            7.01.B Remediation..........................................     19

            7.01.C Termination on Determination of Seller's
                   Inability to Complete Remediation....................     20

      7.02  Demolition and Removal of Improvements......................     20

      7.03  Hazardous Materials Indemnification.........................     20

ARTICLE 8.  MISCELLANEOUS...............................................     21

      8.01  Brokers; Commissions........................................     21

            8.01.A Brokers..............................................     21

            8.01.B Representations; Indemnity.  ........................     21

      8.02  Notices.  ..................................................     21

      8.03  Legal; Interpretation.......................................     22

      8.04  Successors Bound............................................     22

      8.05  Resolution of Disputes......................................     22

            8.05.A Negotiation..........................................     23

            8.05.B Provisional Remedies.................................     23

            8.05.C ARBITRATION OF DISPUTES..............................     23

      8.06  Time of Essence.............................................     25
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      8.07  Attorneys' Fees.............................................     25

      8.08  Integration.................................................     26

      8.09  Dependency and Survival of Provisions.......................     26

      8.10  Risk of Loss; Possession....................................     26

      8.11  Counterparts; Facsimile Signatures..........................     26

      8.12  Force Majeure...............................................     26

      8.13  Title Claims................................................     27

      8.14  Assignment..................................................     27

            8.14.A By Buyer.............................................     27

            8.14.B By Seller............................................     27

      8.15  Confidentiality.............................................     27

      8.16  No Obligations to Third Parties.............................     28
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
                         AGREEMENT OF PURCHASE AND SALE
                         301 INDUSTRIAL WAY, SAN CARLOS

      THIS AGREEMENT OF PURCHASE AND SALE ("AGREEMENT") is made by and between COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("SELLER"), and PALO ALTO MEDICAL FOUNDATION, a California nonprofit public benefit corporation ("BUYER"), of which Sutter Health, a California nonprofit public benefit corporation ("SUTTER HEALTH"), is the sole member, who agree as follows:

ARTICLE 1.    BACKGROUND AND GENERAL.

            1.01 Land. Seller is the owner of that certain real property located in the City of San Carlos (the "CITY"), County of San Mateo (the "COUNTY"), State of California (the "STATE"), commonly known as 301 Industrial Way, designated San Mateo County Assessor's Parcel No. 046-051-020 and 046-051-070 (the "LAND"). The Land contains approximately 18.092 acres of land, zoned for industrial uses, currently improved with one or more industrial buildings.

            1.02 Purchase Property. For purposes of this Agreement, the "PURCHASE PROPERTY" means the Land and all improvements, if any, thereon, subject to Seller's obligation to remove certain improvements, and all of Seller's interest in all easements, rights-of-way, transferable permits, approvals, privileges and entitlements appurtenant thereto.

            1.03 Purpose. The purpose of this Agreement is to set forth the terms and conditions of the purchase and sale of the Purchase Property.

            1.04 Definitions; Index. Capitalized terms used in this Agreement shall have the meanings ascribed to them by the section in which such term is first defined. An index listing the page numbers for such definitions is attached to this Agreement. This "AGREEMENT" includes all exhibits, schedules and other attachments hereto.

            1.05 Effective Date. The "EFFECTIVE DATE" of this Agreement shall be the date on which two originals of this Agreement have been fully signed by both Buyer and Seller and with the liquidated damages provision and arbitration provision initialled by both Buyer and Seller, has been delivered to First American Title ("ESCROW HOLDER") at 1737 North First Street, San Jose, CA 95122,
Attn: Dian Blair. Upon such receipt, Escrow Holder shall execute and deliver to Buyer and Seller the Acceptance by Escrow Holder in the form attached hereto.

            1.06 Earlier Agreement. Buyer and Seller have previously entered into an agreement regarding due diligence matters (the "DUE DILIGENCE AGREEMENT"). The terms of this Agreement shall supercede and replace the provisions of the Due Diligence Agreement, except that Buyer and Seller shall remain liable under the Due Diligence Agreement for all matters arising thereunder prior to the Effective Date.


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ARTICLE 2.    PURCHASE AND SALE.

            2.01 Purchase and Sale. Seller shall sell the Purchase Property to Buyer, and Buyer shall purchase the Purchase Property from Seller on the terms and conditions specified in this Agreement.

            2.02 Purchase Price. The purchase price ("PURCHASE PRICE") for the Purchase Property shall be $30,000,000.

            2.03 Payment. The Purchase Price shall be paid as follows:

                  2.03.A Deposit. Buyer shall deposit the sums set forth below during the course of this Agreement. Escrow Holder shall notify both parties in writing immediately after receipt of any of such sums.

                        (1) Initial Deposit. Within three business days following the Effective Date, Buyer shall deposit with Escrow Holder the sum of $200,000, which Escrow Holder shall deposit into an interest-bearing account pending Escrow Holder's receipt of the Buyer Approval Notice described below, or termination of this Agreement. This deposit, and all interest earned thereon, is hereinafter called the "INITIAL DEPOSIT". If the Initial Deposit is not deposited with Escrow Holder within such three business days, Seller's obligations under this Agreement shall terminate.

                        (2)   Additional Deposit.  In the event Buyer
elects to proceed with this transaction and sends the "Buyer Approval Notice" required by Section 4.01.A, prior to the end of the "Feasibility Period" (as described therein) and Seller has delivered the Seller Approval Notice described in Section 4.02, Buyer shall deposit sufficient additional funds (the "ADDITIONAL DEPOSIT") to bring the funds in Escrow to a total of $17,500,000.

                        (3) Deposit Note and Deed of Trust. Immediately after Buyer's deposit of the Additional Deposit, Seller shall deliver to Escrow Holder a promissory note in the form attached as EXHIBIT A (the "DEPOSIT NOTE") signed by Seller and a deed of trust encumbering the Purchase Property (the "DEPOSIT DEED OF TRUST") in a form to be agreed to by the parties, in their sole discretion, during the Feasibility Period and once approved, initialed by the parties and attached to this Agreement as EXHIBIT D, signed by Seller and notarized. The Deposit Note shall bear interest at the Deposit Interest Rate as defined below and shall be payable, if at all, to Buyer within 150 days after delivery of Buyer's Termination Notice, as defined below. The Deposit Note and Deposit Deed of Trust are intended to secure Seller's obligation to return the Full Deposit to Buyer if and when required to do so as set forth in Section 3.03.C.

                        (4) Satisfaction and Reconveyance. Buyer shall deposit with Escrow Holder concurrently with the Additional Deposit: (a) a fully executed and notarized Substitution of Trustee and Full Reconveyance (the "FULL RECONVEYANCE") with respect to the Deposit Deed of Trust; (b) the fully executed and notarized Termination of Buyer's Rights described below; and (c) instructions to Escrow Holder to record the Full Reconveyance and Termination of Buyer's Rights after Seller's delivery of funds to Escrow Holder with appropriate instructions to pay Buyer in full under the Deposit Note when

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Escrow Holder is prepared to release such funds to Buyer, and to return the
Deposit Note to Seller marked "Paid in Full".

                        (5) Disbursement of Full Deposit; Recordation of Deposit Deed of Trust. Escrow Holder shall immediately: (a) use the Initial Deposit and the Additional Deposit (collectively, the "FULL Deposit") to fully satisfy the existing loan secured by a first deed of trust (the "EXISTING FIRST DEED OF TRUST") on the Purchase Property, (b) retain the Deposit Note and (c) record the Deposit Deed of Trust. If the Full Deposit is insufficient to satisfy the Existing First Deed of Trust, Seller shall deposit any required additional funds to satisfy the Existing First Deed of Trust. If the Full Deposit is more than is required, then the remainder of the Full Deposit shall be released to Seller.

                        (6) Nonrefundable; Applicable. Once deposited with Escrow Holder, the Full Deposit shall become nonrefundable, except as otherwise provided in this Agreement. The Full Deposit shall earn interest from the time the Additional Deposit is deposited with Escrow Holder at a rate equal to the prime interest rate in effect (as published in the Western Edition of the Wall Street Journal) at the time the Additional Deposit is deposited into Escrow (the "DEPOSIT INTEREST Rate"). If the Escrow closes, the Full Deposit and accrued interest shall be allocated to and applied to the Purchase Price as set forth below.

                  2.03.B Balance of Purchase Price. Buyer shall pay the balance of the Purchase Price in full, by Federal wire transfer, at the Close of Escrow. Funds must arrive in time to permit recording and delivery of funds to Seller on the Close of Escrow.

            2.04 LIQUIDATED DAMAGES. BY INITIALLING THIS SECTION 2.04 IN THE SPACE PROVIDED BELOW, BUYER AND SELLER AGREE THAT IF THE CLOSING FAILS TO OCCUR BY REASON OF THE DEFAULT OF BUYER, THE FULL DEPOSIT, INCLUDING INTEREST THEREON AT THE RATE SET FORTH IN THE DEPOSIT NOTE, SHALL BE DEEMED LIQUIDATED DAMAGES FOR BUYER'S NON-PERFORMANCE AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER FOR SUCH DEFAULT. ACCORDINGLY, SELLER SHALL HAVE NO FURTHER OBLIGATION UNDER THE DEPOSIT NOTE (WHICH SHALL BE DEEMED SATISFIED) OR DEPOSIT DEED OF TRUST, WHICH SHALL BE RECONVEYED. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES RESULTING FROM SUCH DEFAULT, DUE TO THE NATURE OF THIS TRANSACTION AND THE UNIQUE NATURE OF THE PURCHASE PROPERTY, AND THAT A REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT IS THE FULL DEPOSIT ($17,500,000.00), INCLUDING INTEREST THEREON AT THE RATE SET FORTH IN THE DEPOSIT NOTE, IN VIEW OF, AMONG OTHER THINGS, THE OBLIGATIONS IMPOSED ON SELLER UNDER THIS AGREEMENT, THE AMOUNT OF THE DEBT SECURED BY THE PURCHASE PROPERTY, AND SELLER'S AGREEMENT TO ACCEPT A LIQUIDATED SUM IN LIEU OF ITS REMEDY OF SPECIFIC PERFORMANCE. BUYER AND SELLER AGREE THAT LIQUIDATED DAMAGES ARE PARTICULARLY APPROPRIATE FOR THIS TRANSACTION AND AGREE THAT SAID LIQUIDATED DAMAGES SHALL BE PAID IN THE EVENT OF

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BUYER'S BREACH OF ITS OBLIGATION TO PURCHASE THE PURCHASE PROPERTY,
NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OF PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER UNDER CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING IN THIS PROVISION SHALL, HOWEVER, BE DEEMED TO LIMIT BUYER'S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF BUYER'S OBLIGATIONS UNDER SECTION 4.01.A (INDEMNITY RE: BUYER'S ACTIVITIES AT THE PROPERTY), SECTION 8.15 (CONFIDENTIALITY) OR SECTION 8.07 (ATTORNEYS' FEES). IN THE EVENT ANY PORTION OF THE FULL DEPOSIT REMAINS IN ESCROW AT THE TIME OF BUYER'S DEFAULT, BUYER AND SELLER HEREBY INSTRUCT AND AUTHORIZE ESCROW HOLDER TO RELEASE SUCH PORTION TO SELLER. FURTHER, BUYER AND SELLER HEREBY INSTRUCT AND AUTHORIZE ESCROW HOLDER TO RETURN TO SELLER THE DEPOSIT NOTE MARKED "SATISFIED" AND RECORD THE FULL RECONVEYANCE AND THE TERMINATION OF BUYER'S RIGHTS, WHICH ARE BEING HELD BY ESCROW HOLDER.

         ------------------------------         -----------------------------
                  BUYER                               SELLER

            2.05 Memorandum of Agreement. If Buyer delivers the Additional Deposit, prior to the release of the Full Deposit, (i) Buyer and Seller shall execute a Memorandum of this Agreement which shall be recorded concurrently with the recordation of the Deposit Deed of Trust, and (ii) Buyer shall execute (in recordable form) a Termination of Buyer's Rights under this Agreement ("TERMINATION OF BUYER'S RIGHTS") to be held by Escrow Holder and recorded in the event this Agreement is terminated and the Deposit Note is fully satisfied, either by repayment or as Seller's liquidated damages as provided in Section 2.04.

            2.06 Tax-Deferred Exchange. If either Seller or Buyer wishes to enter into a tax-deferred exchange for the Purchase Property, then each of the parties hereto agrees to cooperate reasonably with the other in connection with such exchange, including, without limitation, the execution of such documents as may reasonably be necessary to effectuate the same. Such obligations shall, however, be subject to the following conditions: (a) the party not initiating the exchange shall not be obligated to delay the Close of Escrow; (b) all additional costs in connection with the exchange shall be borne by the party initiating the exchange; (c) the party not initiating the exchange shall not be obligated to take title to any property in connection with any such exchange (other than the Purchase Property, as provided for in this Agreement) or to incur any liability whatsoever in connection therewith by way of note, contract or otherwise; and (d) the party initiating the exchange shall defend, indemnify and hold the other party harmless from and against any and all claims, demands, liabilities, costs, expenses, damages and losses (including, without limitation, attorneys' fees and costs) which, in any way, arise out of or relate to the indemnified party's participation in such actual or proposed exchange.

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            2.07 Buyer's Remedies. Except as provided in Section 5.05.C, Section
5.05.D, the Deposit Note and the Deposit Deed of Trust, in the event of Seller's default under this Agreement, Buyer's sole and exclusive remedy shall be to terminate its obligation to purchase the Purchase Property and, only if provided for elsewhere in this Agreement, to receive the return of the Full Deposit within 150 days from notice of Buyer's election to terminate. Nothing herein shall be deemed to give Buyer a right to terminate this Agreement or to the return of the Full Deposit, unless such right is expressly set forth elsewhere in this Agreement.

ARTICLE 3.    ESCROW.

            3.01 Opening. The purchase and sale of the Purchase Property shall be consummated through an escrow (the "ESCROW") opened with Escrow Holder by depositing this Agreement in accordance with Section 1.05.

            3.02 Instructions. This Agreement constitutes escrow instructions to Escrow Holder. Any supplemental escrow instructions given to Escrow Holder shall be consistent with the terms of this Agreement and shall provide that, as between the parties, the terms of this Agreement shall prevail if there is any inconsistency.

            3.03  Close of Escrow; Buyer's Termination Notice.

                  3.03.A Generally. "CLOSING" or the "CLOSE OF ESCROW" shall mean the date upon which the deed to the Purchase Property is recorded with the San Mateo County Recorder. Closing shall occur on or before the date 15 days after the date Seller gives Buyer Notice that Seller has complied with all of Seller's obligations which are to be complied with prior to the Close of Escrow under Sections 7.01 and 7.02, but no later than September 30, 2004 (the "OUTSIDE CLOSING DATE"), as may be extended under this Agreement. Within one business day after receiving Seller's notice, Buyer shall notify Seller and Escrow Holder of the actual day for Close of Escrow. Notwithstanding any other provision of this Agreement, in conjunction with the negotiation of the Remediation Plan (described in Section 7.01), Buyer and Seller may agree to extend the Outside Closing Date prior to the end of the Feasibility Period.

                  3.03.B Seller's Right to Extend. By written notice to Buyer, Seller may extend the Outside Closing Date by no more than three 90-day periods (each a "CLOSING EXTENSION PERIOD"). The first two Closing Extension Periods may be exercised if Seller has been unable to vacate the Purchase Property or complete Seller's other obligations under this Agreement prior to the Outside Closing Date, and the third Closing Extension Period may be exercised only if Seller has been unable to vacate the Purchase Property and complete the Demolition as described in Section 7.02 prior to the Outside Closing Date, as previously extended.

                  3.03.C Seller's Failure to Comply. If, as of the Outside Closing Date or, if Seller has extended, the end of the relevant Closing Extension Period, an uncured Repayment Event, as defined below, has occurred, then provided Buyer is not in material default of this Agreement, Buyer may notify Seller in writing that Buyer has elected to terminate this Agreement (a "BUYER'S TERMINATION NOTICE"). Seller shall return

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 the Full Deposit to Buyer within 150 days after delivery of Buyer's Termination
 Notice, in accordance with the terms of the Deposit Note. A "REPAYMENT EVENT" shall mean only the following: (i) Seller has failed to complete the Remediation as required by the Remediation Plan or otherwise comply in all material respects with the material terms of the Remediation Plan pursuant to
 Section 7.01; (ii) Seller's and Buyer's environmental consultants have, or if they cannot agree, an independent professional environmental consultant selected by Seller and Buyer, has concluded that Seller will be unable to complete the Remediation as provided in Section 7.01.C; (iii) Seller has failed to complete the Demolition as required by the Demolition Plan pursuant to
 Section 7.02; or (iv) Seller has failed to vacate the Purchase Property and deliver the Grant Deed in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, however, Buyer shall not have the right to terminate this Agreement, or the right to the return of the Full Deposit in the event that Escrow fails to close as the result of the breach by Buyer of a material obligation under this Agreement. In the event Buyer's Termination Notice is given pursuant to this Section 3.03.C, Escrow Holder shall deliver the Deposit Note to Buyer.

                  3.03.D Buyer's Obligations on Full Satisfaction of Note. If the Deposit Note is repaid by Seller or otherwise satisfied pursuant to Section
 2.04 whereby Seller retains the Full Deposit as liquidated damages for Buyer's non-performance, Buyer shall, or cause Escrow Holder to, deliver the original Deposit Note to Seller, and record the Full Reconveyance and the Termination of Buyer's Rights.

            3.04 Costs. Charges and expenses incurred in the Escrow are to be borne by the parties as follows:

                  3.04.A Seller's Costs. Seller shall bear the following costs: the CLTA portion of the title insurance premium attributable to the title policy issued at the Close of Escrow; the cost of any title endorsements, if any, agreed to by Seller in response to objections to title made by Buyer; all County documentary transfer taxes; and one-half of the Escrow fees and other related closing costs. If the City should adopt a documentary transfer tax, Buyer and Seller will bear the cost of such tax equally.

                  3.04.B Buyer's Costs. Buyer shall bear the following costs: the incremental title insurance premium for any ALTA Owner's Extended Coverage desired by Buyer; the cost of all title policy endorsements other than those, if any, agreed to by Seller under Section 3.04.A; the cost of all lender's title insurance coverage; and, the remaining one-half of the Escrow fees, recording fees and other related closing costs.

                  3.04.C Miscellaneous Costs. All other fees and miscellaneous costs not specifically allocated above, other than fees and costs related to a tax-deferred exchange which shall be allocated in accordance with Section 2.06, shall be borne in accordance with the custom in the County, as determined by Escrow Holder.

            3.05 Prorations and Adjustments. Real property taxes shall be prorated as of the Close of Escrow, based upon the latest available tax bills. With respect to any prorations based on estimates rather than bills for the period covered by the proration, if and when the actual bill for the tax, assessment or other charge related thereto is finally issued by the appropriate agency, the parties shall adjust said proration, as necessary, within 30 days of such bill becoming available, based on such final billing. The party owing reimbursement following any such adjustment shall make full payment within 30 days following the date written notice containing the basis for the adjustment and the amount due is sent by the other party. If the party owing reimbursement fails to make such payment within such period, the amount unpaid shall bear interest at 10% per annum from the date of such written notice. Notwithstanding the foregoing, Seller shall retain the right to pursue a property tax refund and/or reassessment for any period prior to the Close of Escrow and Buyer agrees to cooperate with Seller in its pursuit of any such refund and/or reassessment. Any refund relating to the period prior to Close of Escrow shall belong exclusively to Seller.

            3.06 Deliveries to Escrow by Seller. Prior to Closing, Seller shall deliver into Escrow the following items to be delivered and/or recorded at
Closing:

                  3.06.A Grant Deed. A duly executed and acknowledged grant deed for the Purchase Property. The grant deed shall not show the amount of transfer tax paid or any other indication of the Purchase Price. The amount of transfer tax paid shall instead be shown by off-record affidavit.

                  3.06.B Nonforeign Certification. A sworn Affidavit stating under penalty of perjury that Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "CODE"), or such other evidence as Buyer and Escrow Holder may require showing that Buyer is not required to withhold taxes from the Purchase Price under Section 1445(a) of the Code.

                  3.06.C California Franchise Tax Withholding. Evidence reasonably satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of Section 18662 of the California Revenue and Taxation Code and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant thereto.

                  3.06.D Miscellaneous. Such other documents and instructions as may be reasonably required by the Escrow Holder in order to close Escrow in accordance with the terms of this Agreement.

            3.07 Deliveries to Escrow by Buyer. Prior to Closing, Buyer shall deliver into Escrow the following items to be delivered and/or recorded at
Closing:

                  3.07.A Closing Payments. The balance of the Purchase Price, and Buyer's share, if any, of any then-known prorations, fees and costs, in immediately available funds.

                  3.07.B Miscellaneous. Such other documents and instructions as may be reasonably required by the Escrow Holder in order to close Escrow in accordance with the terms of this Agreement.

ARTICLE 4.    CONDITIONS TO CLOSE OF ESCROW.

            4.01 Buyer's Conditions to Close of Escrow. Buyer's obligation to purchase the Purchase Property and close Escrow is subject to the fulfillment of each and every one of the conditions in this Section 4.01. Except where a different time period is specifically set forth, satisfaction of each condition shall occur no later than the Close of Escrow. If any of the conditions to be satisfied prior to the end of the Feasibility Period are not satisfied or waived by Buyer by the date for satisfaction, then Buyer shall have the right to terminate this Agreement and receive back the Initial Deposit in accordance with the terms of this Agreement, by giving timely written notice to Seller and Escrow Holder, in which case the parties shall have no further obligation hereunder to each other except for Buyer's obligations under Sections 4.01.A and 8.15.

                  4.01.A Feasibility. During the Feasibility Period, as defined below, Buyer shall have the right to conduct such investigations, studies and examinations with respect to the Purchase Property and such other matters related to the Purchase Property as Buyer, in its sole and absolute discretion, deems appropriate. Feasibility issues shall include all issues which Buyer, in its sole and absolute discretion, determines to be relevant and material to its determination to purchase the Purchase Property, including, without limitation, political, planning, zoning and entitlement matters, geology, environmental, economic and marketing issues, wetlands and protected species matters, and eventual utility access.

                        (1)   Feasibility Period.  Buyer shall have until
5:00 p.m. Pacific Time on the date 120 days after the Effective Date (the "FEASIBILITY PERIOD" or "END OF FEASIBILITY"), to give written notice ("BUYER APPROVAL NOTICE") that Buyer has approved its feasibility review and elected to proceed with this transaction. Should Buyer fail to deliver the Buyer Approval Notice to Escrow Holder and Seller prior to the End of Feasibility in accordance with Section 8.02, this Agreement shall automatically terminate, the Initial Deposit shall be returned to Buyer, and the parties shall have no further obligation to each other hereunder except for Buyer's obligations under Sections 4.01.A and 8.15. The parties may, in their discretion, agree to extend the Feasibility Period by providing a written notice of the extended expiration date of the Feasibility Period executed by Seller and Buyer to Escrow Holder prior to the end of the Feasibility Period. In the event of an extension of the Feasibility Period, the Outside Closing Date specified in Section 3.03.A shall be extended by a corresponding period of time.

                        (2) Documents and Materials. Within 5 business days following the Effective Date, Seller shall furnish Buyer with copies of all reports listed on EXHIBIT B and Buyer may, upon 5 business days' prior notice, inspect Seller's files described on Exhibit B. The reports and other materials described on Exhibit B are collectively referred to as the "DOCUMENTS AND MATERIALS". In addition, within 5 business days of a reasonable specific request from Buyer, Seller shall make available to Buyer at the Purchase Property address all other documents and materials (other than (i) attorney-client privileged information and (ii) information which Seller is required by a third party to maintain as confidential) which are within Seller's possession or control relating to the Purchase Property. The Documents and Materials consist of: (a) copies of any approvals, entitlements, permits or applications relating to the future development of the Land; (b) copies of soils, environmental/toxic, geological, and engineering studies and reports relating to the Purchase Property; and (c) copies of surveys, maps and plans of the Purchase Property in Seller's possession. Buyer and Seller agree that by Seller providing the foregoing information, Seller does not intend and shall not be deemed to waive its attorney-client privilege or any attorney work product privilege, other than with respect to Buyer and the actual document provided.

                        (3) Right of Entry. Seller hereby grants to Buyer a license to enter upon the Purchase Property from the Effective Date through the Close of Escrow or sooner termination of this Agreement for the purpose of conducting engineering surveys, investigations, soil tests and other studies, provided that Buyer provides two (or in the case of proposed intrusive testing, seven) business day's prior notice to Seller of its entry upon the Purchase Property. Such entry shall be subject to the following covenants of Buyer.

                              (a) Buyer shall bear the entire cost of all tests,
 investigations, surveys and studies performed by Buyer or at Buyer's direction.

                              (b) Buyer shall use (and cause its contractors to
 use) all due care and consideration, including, without limitation, attention to safety of persons and property, in connection with all of its inspections or tests and those on its behalf and shall in all instances comply and cause others to comply with all applicable laws and rights of and obligations owed to third parties and shall not interfere with Seller's or any tenant's use and occupancy of the Purchase Property. Any intrusive or invasive testing by Buyer shall be subject to Seller's prior written approval, which approval, among other things, shall be subject to Seller satisfying its obligations to obtain prior approval of Varian Associates, Inc. ("VARIAN") pursuant to that certain Stock Sale Agreement, as amended ("VARIAN STOCK SALE AGREEMENT"), and the Site Access Agreement, as amended (if amended) ("VARIAN SITE ACCESS AGREEMENT"), each between Varian and Communications & Power Holding Corporation and/or its affiliate. Prior to conducting any intrusive or invasive testing or inspections, Buyer shall obtain any and all permits and approvals required for such testing and inspections, and shall notify all required agencies, utilities, service providers and holders of easements, leases and licenses affecting the Purchase Property which may be impacted as a result of such tests or inspections. Buyer shall promptly restore the Purchase Property to its condition prior to any intrusive or invasive tests and/or inspections.

                              (c) Buyer shall not enter the Purchase Property
 nor permit any contractor to enter the Purchase Property until it (and such contractor) has obtained a liability insurance policy covering liability to persons or property for the activities contemplated hereunder in an amount of not less than $1,000,000.00 per injury or occurrence and worker's compensation and employer's liability insurance in accordance with California law. Any contractor performing any intrusive testing shall maintain pollution liability insurance in an amount of not less than $3,000,000.00 per injury or occurrence. Prior to entering the Purchase Property, Buyer shall provide Seller with a current certificate of such insurance, and in the case of a contractor's insurance, the certificate shall name Seller and Varian Medical Systems, an affiliate of Varian, as additional insureds on the liability coverage.

                              (d) Buyer agrees to indemnify, defend (with
 counsel selected by Buyer and reasonably acceptable to Seller) and hold Seller and its affiliated entities, and all of Seller's and such affiliated entities' respective shareholders, members, managers, officers, directors, employees and agents and the Purchase Property harmless from any and all liability, claims, damage and expense (including but not limited to attorney's fees) caused by or resulting from Buyer's and its consultants' activities on or in connection with the Purchase Property. Notwithstanding the foregoing, however, Buyer shall not be obligated to defend or indemnify Seller, nor to repair any damage resulting from any one or more of the following: (1) the discovery of Hazardous Materials (as defined in Section 5.03.D) on the Purchase Property; (2) the discovery of a pre-existing latent defect in the Purchase Property; (3) the spread of Hazardous Materials already present on the Purchase Property despite the use of reasonable care consistent with the standard of care used by competent environmental professionals; or (4) the act or omission of Seller or its agents.

                              (e)   Buyer shall promptly pay and discharge
 all demands for payment relating to work performed on the Purchase Property by Buyer or at Buyer's direction, including without limitation, work relating to Buyer's investigation of the Purchase Property and take all other steps to avoid the assertion of claims or liens against the Purchase Property. In the event a claim or lien is recorded with respect to any such work on the Purchase Property, Buyer, within two days of Buyer's receipt of notice of such recordation shall either: (a) pay such claim or lien in full or (b) record or deliver a surety bond sufficient to release such claim or lien in accordance with applicable law.

                        (4) Governmental Inquiries. Buyer shall not begin any zoning or other approval process without Seller's prior written approval. Buyer shall advise Seller in advance of any proposed formal meeting with the City of San Carlos or any other local governmental or quasi-governmental agency regarding the change of use or redevelopment of the Purchase Property. Seller may, at its option, be present at any such meeting through its designated representative.

                        (5) Reports. Prior to Close of Escrow, Buyer agrees to provide Seller (within two business days of Buyer's receipt or generation of such information or the occurrence of the subject meeting, as the case may be) with copies of all applications, permits, environmental surveys, surveys, soil tests, engineering reports, resolutions and similar third party documents prepared, obtained, or developed in connection with the Purchase Property, including summaries of meetings with the City of San Carlos and local governmental and quasi-governmental agencies, without cost or expense to Seller. Buyer acknowledges that Seller may disclose such information to Varian.

                        (6) Status Reports to Seller. Every two weeks during the Feasibility Period and monthly thereafter until Close of Escrow, Buyer shall submit to Seller a written status report regarding Buyer's due diligence investigation and pursuit of entitlements, including without limitation its inquiries with local governmental and quasi-governmental agencies, together with a list of Buyer's consultants. Buyer and Seller agree to meet at least every two weeks or more often as necessary to discuss the status of Buyer's investigation and progress with respect to the City of San Carlos. On May 1, 2003, Buyer shall provide Seller with a written notice ("FEASIBILITY STATUS NOTICE") (i) identifying any matters which remain to be resolved to Buyer's satisfaction prior to Buyer giving the Buyer Approval Notice, and (ii) indicating whether Buyer desires an extension of the Feasibility Period. The Feasibility Status Notice shall be for the purpose of informing Seller of the status of Buyer's investigations and shall not bind Buyer. If Buyer requests an extension of the Feasibility Period to complete its investigations (it being acknowledged that Seller is not obligated to agree to such an extension), Buyer shall increase the Initial Deposit to $500,000 and authorize Escrow Holder to release up to all of the Initial Deposit for Seller's benefit to the holder of the Existing First Deed of Trust in the amount of the consideration required for an extension of the due date (currently on or about June 1, 2003) of the note secured by the Existing First Deed of Trust, upon receipt by Escrow Holder of a promissory note from Seller to Buyer in such amount.

      Buyer's liability under this Section 4.01.A shall survive the termination of this Agreement.

                  4.01.B Title; Title Policy. At Close of Escrow, Seller shall convey the Purchase Property to Buyer by grant deed, subject only to the "PERMITTED EXCEPTIONS" defined below, and, at the Close of Escrow, shall cause the Escrow Holder's underwriter to issue the "Buyer's Title Policy" described below.

                        (1) Preliminary Report; Buyer's Title Notice. Seller has provided Buyer an amended preliminary title report covering the Purchase Property, and legible copies of all documents referred to therein (collectively, the "PRELIMINARY REPORT"). Buyer shall have until the 30th day following the Effective Date (the "INITIAL TITLE REVIEW DATE"), to give Seller written notice ("BUYER'S TITLE NOTICE") of Buyer's approval or disapproval of each and every item or exception set forth in the Preliminary Report. Buyer's failure to give the Buyer's Title Notice by the Initial Title Review Date shall be deemed to be Buyer's disapproval of title to the Purchase Property and this Agreement shall terminate, Buyer shall receive back the Initial Deposit and the parties shall have no further obligation hereunder to each other except for Buyer's obligations under Sections 4.01.A and 8.15.

                        (2) Seller's Title Notice. In the event that the Buyer's Title Notice disapproves any exception, Seller shall have until 5:00 p.m. on the 10th day following the Initial Title Review Date (the ("SELLER'S TITLE RESPONSE DATE") to give Buyer written notice ("SELLER'S TITLE NOTICE") of those disapproved title matters, if any, which Seller is willing to remove or cause to be insured over. If Seller fails to deliver Seller's Title Notice, Seller shall be deemed to have refused to remove all disapproved title matters. If Seller's Title Notice refuses to remove any items disapproved by Buyer, Buyer shall have until 5:00 p.m. on the 10th day following Seller's Title Response Date to give Seller written notice ("BUYER'S TITLE WAIVER NOTICE") that Buyer waives its prior disapproval with respect to all items which Seller has refused (or is deemed to have refused) to remove. If Seller has not received Buyer's Title Waiver Notice by 5:00 p.m. on the last date for Buyer to give Buyer's Title Waiver Notice under this subsection 4.01.B(2), this Agreement shall terminate, Buyer shall receive back the Initial Deposit, and the parties shall have no further obligations hereunder to each other except for Buyer's obligations under Sections 4.01.A and 8.15. Seller shall have until the end of the Feasibility Period to remove those exceptions which Seller agrees to remove.

                        (3) Permitted Exceptions. (i) a lien to secure payment of taxes, not delinquent, (ii) the Title Company's standard and customary exceptions set forth in Buyer's Title Policy, (iii) matters affecting the condition of title created by or with the consent of Buyer or as a result of Buyer's (or any party on behalf of Buyer) acts or omissions, (iv) matters identified on the Preliminary Report and approved or deemed approved by Buyer hereunder, (v) matters which would be reflected on a current ALTA survey, (vi) matters which would be disclosed by physical inspection of the Property, (vii) planning, zoning, land use and subdivision laws, ordinances, regulations and requirements, (viii) the Deposit Deed of Trust, and (ix) Varian's access rights pursuant to the Varian Stock Sale Agreement and Varian Site Access Agreement (all of the foregoing in clauses (i) through (ix) herein referred to as the "PERMITTED EXCEPTIONS").

                        (4) Buyer's Title Policy. The title insurance policy issued at Close of Escrow (the "BUYER'S TITLE POLICY") shall be a CLTA Owner's policy of title insurance, with liability in the amount of the Purchase Price insuring title in Buyer to the Purchase Property, subject only to: (a) the Permitted Exceptions; (b) the printed exceptions and exclusions common to CLTA policies; and (c) the other matters affecting title provided for elsewhere in this Agreement. Additionally, Buyer, at Buyer's cost, may obtain an ALTA Lender's policy of title insurance, with liability in the amount of the Deposit Note, insuring the priority of the Deposit Deed of Trust, subject only to the same matters.

                        (5) ALTA Policy. Notwithstanding the foregoing, at Buyer's election to be made as part of Buyer's Title Notice, the Buyer's Title Policy shall be an ALTA Extended Coverage Owner's policy, so long as Buyer furnishes any ALTA Survey required by Escrow Holder as set forth below (or, at Buyer's election, agrees to accept the survey exception required by the title insurer), and so long as the issuance of such coverage does not delay Buyer's Title Notice or the Close of Escrow. If Buyer does elect to obtain an ALTA Extended Coverage Owner's title policy, the printed exceptions and exclusions to the Buyer's Title Policy would be those common to ALTA Extended Coverage policies.

                  4.01.C Additional Agreements. Prior to the end of the Feasibility Period, Buyer and Seller, in their discretion, shall have agreed on the form of the Remediation Plan in accordance with Section 7.01 and the Demolition Plan in accordance with Section 7.02.

                  4.01.D Varian. Prior to the end of the Feasibility Period, and thereafter, as applicable, Varian, to Seller's reasonable satisfaction, shall have approved all testing and remediation activities to be undertaken pursuant to Section 7.01 and all demolition activities to be undertaken pursuant to
 Section 7.02. Prior to Close of Escrow, Varian shall have released, to Seller's reasonable satisfaction, Seller, its successors and the Purchase Property from all development, use, remediation, access, testing and other obligations and restrictions set forth in the Varian Stock Sale Agreement and Varian Site Access Agreement, and from any claims for a breach of such agreements or otherwise arising under applicable law related to Hazardous Materials.

                  4.01.E Altair Technologies Lease. Prior to the end of the Feasibility Period, Seller shall have entered into an amendment to the lease with Altair Technologies described on EXHIBIT C to provide for a right of the lessor to terminate such lease on or before the Close of Escrow.

                  4.01.F Consents/Compliance. Seller shall have received any consents and/or opinions required by, and otherwise have complied with, on terms acceptable to Seller in its discretion, all loan agreements, indentures and certificate of incorporation provisions regarding preferred stock of Seller or its affiliates, as they may relate to the transactions which are the subject of this Agreement, including without limitation the Deposit Note and Deposit Deed of Trust, the sale of the Purchase Property and the termination of the master lease with Seller's affiliate described on Exhibit C.

                  4.01.G Sutter Health Approval. Prior to the end of the Feasibility Period, Buyer shall have obtained the approval of the boards of directors of Buyer and Sutter Health regarding all feasibility issues.

                  4.01.H Seller's Performance. A Repayment Event which remains uncured shall not exist as of the Close of Escrow.

                  4.01.I Representations and Warranties True. Each and every one of Seller's representations and warranties contained in Section 5.03 shall be true and correct in every material respect, subject to the provisions of
 Section 5.05.

            4.02 Seller's Conditions to Close of Escrow. Seller's obligation to sell the Purchase Property and to close Escrow is subject to the fulfillment of each and every one of the conditions in this Section 4.02. Buyer and Seller each covenants to use good faith efforts to cause the conditions in this Section 4.02 to be satisfied. Except where a different time period is specifically set forth, satisfaction of each condition shall occur no later than the Close of Escrow. If any of such conditions are not satisfied or waived by Seller by the date for satisfaction, then Seller shall have the right to terminate this Agreement, by giving written notice to Buyer, whereupon the parties shall have no further obligation to each other except for Buyer's obligations under Sections 4.01.A and 8.15. If Seller terminates this Agreement at a time when Buyer is not in default under this Agreement, Buyer shall be entitled to the return of the Full Deposit. Seller shall not have the right to terminate this Agreement, however, where the failure of a condition resulted from the breach by Seller of an obligation under this Agreement. Provided that the conditions in favor of Seller that are to be satisfied prior to the end of the Feasibility Period have been satisfied or waived by Seller, Seller shall deliver to Buyer and Escrow Holder a notice that such Seller's conditions have been satisfied or waived ("SELLER'S APPROVAL NOTICE"). If Seller fails to deliver Seller's Approval Notice on the later of the end of the Feasibility Period or within five days after a request from Buyer, this Agreement shall terminate, the Initial Deposit shall be returned to Buyer and the parties shall have no further obligation hereunder to each other except Buyer's obligations under Sections 4.01.A and 8.15.

                  4.02.A Buyer's Performance. Buyer shall have timely performed all of its material obligations under this Agreement.

                  4.02.B Additional Agreements. Prior to the end of the Feasibility Period, Buyer and Seller, in their discretion, shall have agreed on the form of the Remediation Plan in accordance with Section 7.01 and the Demolition Plan in accordance with Section 7.02.

                  4.02.C Varian. Prior to the end of the Feasibility Period, and thereafter, as applicable, Varian, to Seller's reasonable satisfaction, shall have approved all testing and remediation activities to be undertaken pursuant to Section 7.01 and all demolition activities to be undertaken pursuant to Section 7.01. Prior to Close of Escrow, Varian shall have released, to Seller's reasonable satisfaction, Seller, its successors and the Purchase Property from all development, use, remediation, access testing and other obligations and restrictions set forth in the Varian Stock Sale Agreement and Varian Site Access Agreement, and from any claims for a breach of such agreements or otherwise arising under applicable law related to Hazardous Materials.

                  4.02.D Altair Technologies Lease. Prior to the end of the Feasibility Period, Seller shall have entered into an amendment to the lease with Altair Technologies described on Exhibit C to provide for a right of the lessor to terminate such lease on or before the Close of Escrow.

                  4.02.E Consents/Compliance. Seller shall have received any consents and/or opinions required by, and otherwise have complied with, on terms acceptable to Seller in its discretion, all loan agreements, indentures and certificate of incorporation provisions regarding preferred stock of Seller or its affiliates, as they may relate to the transactions which are the subject of this Agreement, including without limitation the Deposit Note and Deposit Deed of Trust, the sale of the Purchase Property and the termination of the master lease with Seller's affiliate described on Exhibit C.

                  4.02.F Representations and Warranties True. Each and every one of Buyer's representations and warranties contained in this Agreement shall be true and correct in every material respect.

ARTICLE 5.    DISCLOSURES, DISCLAIMERS, REPRESENTATIONS AND WARRANTIES.

            5.01 Natural Hazard Report. Seller shall cause Escrow Holder to deliver to Buyer a Natural Hazard Report within 15 days after the Effective Date.

            5.02  Representations and Warranties in General.

                  5.02.A Knowledge Representations. Whenever the words "BEST OF SELLER'S KNOWLEDGE", "SELLER'S KNOWLEDGE," "SELLER'S BEST KNOWLEDGE" or words of similar import are used in this Agreement, they shall mean the knowledge of Mike Cheng (Eimac Division President), Jack Wnorowski (Facilities Manager), Joe Caldarelli (Chief Executive Officer) and Joel Littman (Chief Financial Officer) who are the employees, officers and agents of Seller who have participated in the management or operation of the Purchase Property after inquiry of each of them which was undertaken for the purpose of confirming the accuracy of the representations and warranties of Seller contained in this Agreement.

                  5.02.B Restatement. Except as otherwise provided in Sections
 5.03 and 5.05, the representations made by Seller in Section 5.03 shall be deemed to be restated by Seller immediately prior to Close of Escrow. The representations made by Buyer in Section 5.04 shall likewise be deemed to be restated by Buyer immediately prior to Close of Escrow.

            5.03 Representations and Warranties by Seller. Seller acknowledges that the execution of this Agreement by Buyer is made in material reliance by Buyer on each and every one of the representations and warranties made by Seller in this Section
5.03. Except as set forth on Exhibit C, Seller hereby represents and warrants to Buyer that:

                  5.03.A Organization. Seller has been duly organized and is validly existing as a Delaware corporation, in good standing and fully qualified to do business in the State of California.

                  5.03.B Owner/Authority. Seller is the owner of the Purchase Property. Seller has the right, power and authority to enter into this Agreement and to perform its obligations subject to the terms and conditions hereunder, and the person(s) executing this Agreement on behalf of Seller have the right, power and authority to do so. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. As of the end of the Feasibility Period, this Agreement will not violate any provision of any other agreement or document which affects the Purchase Property to which Seller is a party or to which Seller is bound.

                  5.03.C Parties in Possession. To the best of Seller's knowledge, as of the Effective Date, no party has any interest in the Purchase Property or any portion thereof, except as disclosed by the Preliminary Report and on Exhibit C.

                  5.03.D Hazardous Materials. Seller has delivered or will deliver to Buyer within five business days after the Effective Date final Phase I and Phase II environmental assessment reports respecting Hazardous Materials, as defined below, concerning the Purchase Property in Seller's possession. To the best of Seller's knowledge, other than as set forth in the Reports identified on Exhibit B or in any other writing delivered to Buyer, Seller has no knowledge respecting the general nature of Hazardous Materials located on, in or adjacent to the Purchase Property, it being understood that the individuals identified in Section 5.02.A are not environmental professionals familiar with all Hazardous Materials present at the Purchase Property or their distribution in soil or ground water. For purposes of this Agreement, "HAZARDOUS MATERIALS" means any flammable materials, explosive, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as now or hereafter amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as now or hereafter amended (42 U.S.C. Sections 9601, et seq.), and in the regulations promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation, petroleum and petroleum products (collectively, "ENVIRONMENTAL LAWS"), and such other substances, chemicals and materials which are or may be deleterious to human health or the environment.

                  5.03.E No Default. Except as disclosed on Exhibit B or Exhibit C, Seller has received no written notice of a default under any contract, agreement, covenant, restriction, easement or encumbrance pertaining to the Purchase Property, which default would adversely affect Buyer's use of the Purchase Property, and which is not cured prior to or as of the Closing.

                  5.03.F No Condemnation. To the best knowledge of Seller, there are no pending condemnation proceedings against the Purchase Property and Seller has received no notice of any such proceedings.

            5.04 Buyer's Representations and Warranties. Buyer acknowledges that the execution of this Agreement by Seller is made in material reliance by Seller on each and every one of the representations and warranties made by Buyer in this Section 5.04. Buyer hereby represents and warrants to Seller that:

                  5.04.A Organization. Buyer has been duly organized and is validly existing as a California nonprofit public benefit corporation, in good standing and fully qualified to do business in the State of California.

                  5.04.B Authority. Buyer has the right, power and authority to enter into this Agreement and to perform its obligations hereunder, and the person(s) executing this Agreement on behalf of Buyer have the right, power and authority to do so. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. This Agreement does not violate any provision of any other agreement or document to which Buyer is a party or to which Buyer is bound.

                  5.04.C Financing. Buyer has the funds necessary to consummate this transaction and financing is not a condition to Buyer's obligation to deliver the Additional Deposit or consummate the purchase of the Purchase Property.

                  5.04.D As-Is. As a material inducement to the execution and delivery of this Agreement by Seller and the performance by Seller of its duties and obligations hereunder, Buyer does hereby acknowledge, represent, warrant and agree, to and with Seller, that, except as otherwise expressly provided for in Sections 5.03, 7.01, 7.02 and 7.03, (i) Seller makes no representation or warranty of any kind whatsoever, express or implied, with respect to the Purchase Property or this transaction and, in furtherance of (and not in limitation of) the foregoing, it is expressly acknowledged and agreed that Seller makes no representation or warranty respecting the quality, quantity, value, condition, habitability or suitability of the Purchase Property for any intended use; marketability of the Purchase Property or any governmental requirements or restrictions with respect to the use, improvement or sale of the Purchase Property; the size, dimensions or physical condition of the Purchase Property; the land, topography, climate, air, water, water rights, utilities, air rights, present or future planning or zoning restriction or requirements, soils, sub-soil, drainage, compaction, subsidence, access to public roads, proposed routes of roads or extensions thereof, concerning the Purchase Property; parking ordinances, regulations and requirements; the condition of title to the Purchase Property; the presence of any endangered or protected plant, animal, insect or organism or habitat for such endangered or protected plant, animal, insect or organism; the presence of any item or matter of archeological significance; or the historical significance of the Purchase Property; the availability of utilities (water, sewer, gas, electricity, telecommunication, cable, etc.) to the Purchase Property or the cost thereof;
 (ii) except as set forth in Sections 5.03.D, 7.01, and 7.03, Seller makes no representation or warranty regarding, and hereby expressly disclaims any responsibility for any loss, claim, cost or liability with respect to the presence, release, handling, use, generation, processing, production, packaging, treatment, storage, emission, discharge, investigation, removal or remediation of any Hazardous Materials in, on or in the vicinity of the Purchase Property; (iii) Buyer has fully investigated the Purchase Property, its applicable zoning and its prospects;
 (iv) Buyer is purchasing the Purchase Property in an "AS IS, WHERE IS and WITH ALL FAULTS" condition as of the date of the Close of Escrow with respect to any facts, circumstances, conditions and defects, including, without limitation, any matters disclosed by Seller to Buyer herein; (v) Seller has no obligation to repair or correct any such facts, circumstances, conditions or defects or compensate Buyer for same; (vi) Seller has no liability for any information made available to Buyer by Varian Associates, Inc. or any of its successors or affiliates; (vii) in acquiring the Purchase Property, Buyer will be relying strictly and solely upon its own investigations, inspections and examinations as to all matters relating in any manner to the Purchase Property or any interest therein, including, without limitation, the items listed above and the advice and counsel of its own agents (but not Seller's agents or any other person or party affiliated with Seller) and Buyer is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Purchase Property; and (viii) by reason of all of the foregoing, Buyer hereby assumes the full risk of and does hereby fully release Seller and its affiliated entities and Seller's and such affiliated entities' shareholders, officers, members, managers, employees, directors, attorneys and agents from and against any loss, damage, claims, liabilities, costs, expenses or judgments of any kind, whether known or unknown, suspected or unsuspected, occasioned by any fact, circumstance, matter, condition or defect (patent or latent) pertaining to the Purchase Property (and including without limitation, matters relating to Hazardous Materials in, on or in the vicinity of the Purchase Property) but excluding any claims based upon a breach by Seller of a representation, warranty or indemnity expressly set forth in this Agreement. All materials, including but not limited to the Documents and Materials prepared by third parties and delivered or made available to Buyer by Seller or any other person acting for or on behalf of Seller, whether in the form of maps, surveys, reports, plans, studies or otherwise, have been furnished by Seller to Buyer solely as a courtesy, without warranty or representation, and neither Seller nor its agents has verified the accuracy of such information or the qualifications of the persons preparing such information.

Buyer hereby acknowledges that it has read and is familiar with the provisions of California Civil Code Section 1542 ("SECTION 1542"), which is set forth below.

      "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Buyer hereby WAIVES the benefit of the provisions of Section 1542, and of any statute, principle of common law or case law which would limit the scope of the foregoing waiver and release, in connection with matters which are the subject of the foregoing waiver and release.

The provisions of this Section 5.04 shall survive the Close of Escrow and any termination of this Agreement.

            5.05  Discovery of Inaccuracy.

                  5.05.A Notice. If, after the date of this Agreement and prior to Closing, either party discovers any inaccuracy in any representation or warranty of Seller under Section 5.03, the discovering party shall promptly notify the other party in a written notice setting forth the particular representation or warranty which is inaccurate, and the nature of the inaccuracy discovered. Buyer's sole remedies for such inaccuracy are set forth in Sections 5.05.B and 5.05.C below.

                  5.05.B Right to Terminate. If (i) the inaccuracy was unknown to Buyer prior to the delivery of the Additional Deposit, (ii) Seller does not agree to cure or correct any material adverse affect on the Purchase Property arising from such inaccuracy prior to or as of Close of Escrow, and (iii) the inaccuracy materially adversely affects the value of the Purchase Property (collectively, a "MATERIAL Inaccuracy"), then Buyer, provided Buyer is not in material default of this Agreement, shall have the right to terminate this Agreement, within 10 calendar days of learning of such inaccuracy by giving Buyer's Termination Notice. Failure of Buyer to terminate this Agreement within such 10-day period shall be deemed a waiver of the right to terminate and a waiver of and release of Seller for any claim arising out of the inaccuracy. If Seller had no knowledge of the inaccuracy on the date of Seller's execution of this Agreement, then Buyer's sole remedy shall be to terminate this Agreement as aforesaid, and if Buyer does terminate this Agreement, the Full Deposit shall be returned to Buyer within 150 days after delivery of Buyer's Termination Notice in accordance with the terms of the Deposit Note, and the parties shall have no further obligation hereunder to each other except for Buyer's obligations under Section 4.01.A and 8.15.

                  5.05.C Other Rights. If the inaccuracy is a Material Inaccuracy and Seller did have knowledge of the inaccuracy on the date of Seller's execution of this Agreement, then Buyer shall also have all other rights and remedies afforded by law and equity.

                  5.05.D After Closing. If the inaccuracy is discovered after Closing and is not a Material Inaccuracy, Buyer shall have no right or remedy against Seller for such inaccuracy. If the inaccuracy is discovered by Buyer within six months after Closing and is a Material Inaccuracy, Buyer shall have all of its rights and remedies against Seller as provided in and subject to the terms and conditions of this Agreement, other than a right of rescission.

ARTICLE 6.    COOPERATION; CASUALTY/CONDEMNATION.

            6.01 Seller's Cooperation. If requested to do so, prior to the Close of Escrow, Seller shall reasonably cooperate with Buyer (but at no cost, expense or liability to Seller or the Land and improvements thereon) in connection with Buyer's inquiries of local governmental or quasi-governmental agencies with respect to the Land and the Purchase Property, and with respect to Buyer's efforts to obtain further entitlements for the Purchase Property. Notwithstanding the foregoing, prior to the deposit of the Additional Deposit, Seller shall have the right, in its discretion, to approve any proposed application, permit, condition, dedication or exaction. Following the deposit of the Additional Deposit, Seller agrees not to unreasonably withhold its approval of any application or any proposed permit, condition, dedication or exaction, provided that no condition, dedication, covenant or exaction shall become final or binding prior to the Close of Escrow.

            6.02 Casualty/Condemnation. Seller shall promptly notify Buyer of any casualty to the Land or any condemnation proceeding commenced prior to the Close of Escrow. If any damage caused by such casualty is material or such condemnation proceeding relates to or may result in the loss of any material portion of the Land, Buyer shall, within 10 calendar days after receipt of such notification, elect in writing either (a) provided Buyer is not in material default of this Agreement, to terminate this Agreement (Buyer's Termination Notice), in which event the Full Deposit shall become due to Buyer within 150 days after delivery of Buyer's Termination Notice in accordance with the terms of the Deposit Note, each party shall bear one-half of the Escrow costs incurred to date and neither party shall have any further rights or obligations hereunder, except for those obligations expressly stated as surviving termination of this Agreement, or (b) to continue to proceed under this Agreement to Closing without adjustment to the Purchase Price, in which event upon the Close of Escrow, Seller shall assign to Buyer any insurance proceeds, compensation, award or other payments or relief resulting from such casualty or condemnation proceedings to the extent applicable to the Land. In the event Buyer fails to deliver either such election in writing prior to the expiration of the 10-day period, Buyer shall be deemed to have elected to continue with the Closing under clause (b) immediately preceding. For purposes of this Section 6.02, "material" shall mean in the case of (1) damage to the Land, damage which would require additional repair in connection with Buyer's development of the Land, which cost to repair would be in excess of Buyer's development costs without such damage by at least $3,000,000; and (2) the portion of the Land affected by the condemnation proceeding, 10% of the Land. Notwithstanding anything herein, in the event of damage to the Land, if Buyer elects to terminate the Agreement as provided hereinabove, Seller may elect within 10 calendar days to repair such damage prior to Closing or agree to a credit against the Purchase Price for the cost of repair, in which case Buyer's Termination Notice shall be of no effect and the parties shall proceed to Closing.

ARTICLE 7.    HAZARDOUS MATERIALS REMEDIATION AND DEMOLITION.

            7.01  Hazardous Materials Remediation.

                  7.01.A Remediation Plan. During the Feasibility Period, Buyer and Seller shall negotiate the terms of a plan (the "REMEDIATION PLAN") for the remediation of contamination of the Purchase Property by Hazardous Materials as identified in investigations conducted by Buyer or Seller and disclosed to the other (the "REMEDIATION"). After approval by both parties in their sole discretion, and to Seller's reasonable satisfaction by Varian, the Remediation Plan shall be initialed by the parties, attached to this Agreement as EXHIBIT E and incorporated herein as though set forth in full.

                  7.01.B Remediation. Seller shall cause completion of the Remediation in accordance with the terms of the Remediation Plan prior to the Outside Closing Date, as may be extended as provided herein.

                  7.01.C Termination on Determination of Seller's Inability to Complete Remediation. If Buyer determines no earlier than 60 days prior to the Outside Closing Date that Seller will be unable to complete the Remediation prior to the Outside Closing Date as extended by any permitted extensions, Buyer shall give Seller notice of such determination (the "COMPLETION NOTICE"). Unless Seller provides Buyer, within 30 days after receiving the Completion Notice, with adequate assurances of Seller's ability to timely complete the Remediation, Buyer may obtain a signed statement from Northgate Environmental Management, Inc., Buyer's environmental consultant, and from Treadwell & Rollo, Seller's environmental consultant, stating that the Remediation cannot be timely completed (including any permitted extensions) and such delays are not a result of force majeure events. If such statement cannot be obtained because such consultants do not agree, then a statement to the same effect from an independent professional environmental consultant selected by Buyer and Seller may be substituted by Buyer. If Buyer desires to terminate its obligations under this Agreement in reliance on such third party statement(s), provided Buyer is not in material default of this Agreement, such statement(s) shall be attached to a Buyer's Termination Notice and delivered to Seller, in which event the Full Deposit shall be returned to Buyer within 150 days of delivery of such Buyer's Termination Notice, as provided in the Deposit Note. In addition to the foregoing, Buyer and Seller may agree, in their discretion, to invoke the provisions of this Section 7.01.C prior to the 60th day prior to the Outside Closing Date.

            7.02 Demolition and Removal of Improvements. Prior to the end of the Feasibility Period, Buyer and Seller shall negotiate the terms of a plan for the demolition ("DEMOLITION") of all buildings and some or all improvements on the Purchase Property (the "DEMOLITION PLAN"). After approval by both parties, in their sole discretion, and to Seller's reasonable satisfaction by Varian, the Demolition Plan shall be initialed by the parties, attached as EXHIBIT F to this Agreement and incorporated herein as though set forth in full. Prior to the Close of Escrow, Seller shall cause the completion of the Demolition in accordance with the terms of the Demolition Plan.

            7.03 Hazardous Materials Indemnification. Seller's obligations pursuant to this Section 7.03 shall be effective only during the three year period that commences upon the Close of Escrow and that terminates upon the date that is three years after the Close of Escrow. During this period of time only, Seller, at its sole cost and expense, hereby agrees to indemnify, defend (with counsel reasonably acceptable to Buyer), protect and hold harmless Buyer and any successors to Buyer's interest in the Purchase Property (excluding Varian Associates, Inc., Varian Medical Systems, Varian Semiconductor Equipment Associates, Inc. or their successors, and each of them) and their respective directors, officers, employees and agents from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action and compliance requirements, enforcement and clean-up actions of any kind, and all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and costs of defense and reasonable costs and expenses of experts and consultants, arising from claims asserted by any governmental authority or any third party, but only to the extent such claims relate to the presence of Hazardous Materials on, in or under the Purchase Property which Hazardous Materials were to have been removed or remediated by Seller pursuant to the Remediation Plan described in

Section 7.01.A or to the failure to properly dispose of such Hazardous Materials in accordance with such Remediation Plan.

ARTICLE 8.    MISCELLANEOUS.

            8.01  Brokers; Commissions.

                  8.01.A Brokers. Seller is represented in this transaction by Chris Hunt of Eastdil ("SELLER'S BROKER"). Buyer is represented in this transaction by BT Commercial Real Estate ("BUYER'S BROKER"). If, but only if Escrow closes, Seller shall pay Seller's Broker a commission at the Close of Escrow in the amount set forth in their separate written agreement. If, but only if Escrow closes, Buyer shall pay Buyer's Broker a commission at the Close of Escrow in the amount set forth in their separate written agreement.

                  8.01.B Representations; Indemnity. Each party represents to the other that the representing party has not had any contact or dealings regarding the subject matter of this transaction through any other licensed real estate broker or other person who can claim a commission or finder's fee as a procuring cause of the sale contemplated herein. The representing party agrees to defend and indemnify the other party against any claim for commission or other compensation based upon dealings between the representing party and the broker or other person making such claim.

            8.02 Notices. Any notices, requests, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally (FedEx and similar services shall be considered to be personal service) or by telephone facsimile or other electronic transmission (provided that the sender of a telephone facsimile or other electronic transmission has received a return receipt signed by the party so notified, or has other written evidence of receipt), and upon the fourth business day after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, return receipt requested, and properly addressed as follows:

      SELLER:     Communications & Power Industries
                       Holding Corporation.
                  Attn:  Joel Littman
                  811 Hansen Way,
                  Palo Alto, CA 94303
                  Telephone: (650) 846-3096
                  Facsimile: (650) 846-3276
                  e-mail: joel.littman@cpii.com

with a copy to:   Wendy Glenn, Esq.
                  Irell & Manella LLP
                  1800 Avenue Of The Stars, Ste. 900
                  Los Angeles, CA 90067-4276
                  Telephone: (310) 203-7677
                  Facsimile: (310) 203-7199
                  e-mail: wglenn@irell.com

      BUYER:      Palo Alto Medical Foundation
                  Attn: David Jury
                  300 Homer Avenue
                  Palo Alto, CA 94301
                  Telephone: (650) 853-4918
                  Facsimile: (650) 853-4980
                  e-mail: juryd@pamf.org

with a copy to:   Patricia D. Elliott, Esq.
                  McDonough, Holland & Allen
                  555 Capitol Mall, 9th Floor
                  Sacramento, CA 95814
                  Telephone: (916) 444-3900
                  Facsimile: (916) 444-5918
                  e-mail: pelliott@mhalaw.com

ESCROW HOLDER:    First American Title
                  Attn: Dian Blair
                  1737 North First Street
                  San Jose, CA 95122
                  Escrow No. NCS-11665-SM
                  Telephone: (408) 451-7828
                  Facsimile: (408) 451-7836
                  e-mail: dblair@firstam.com

Any party may change its address or the person designated to receive notice for purposes of this section by giving the other party written notice of the new information in the manner set forth above. E-mail addresses are given for purposes of convenience only, and shall not be used for purposes of notice under this Agreement.

            8.03 Legal; Interpretation. This Agreement shall be governed by the laws of the State of California and venue for any dispute arising hereunder shall be Santa Clara County, California. The headings and captions of articles and sections used in this Agreement are for convenience only, and this Agreement shall be interpreted without reference to any headings or captions. Similarly, the presence or absence of language in prior drafts of this document shall not be used to interpret any provision hereof. This Agreement has been prepared and revised by attorneys for both parties, so any rule of law or construction that ambiguities are to be construed against the party responsible for drafting the Agreement or a provision hereof shall not apply.

            8.04 Successors Bound. The provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Buyer and Seller, as provided herein.

            8.05 Resolution of Disputes. Any dispute, controversy or claim arising out of or relating to this Agreement, including any dispute relating to interpretation of or performance under this Agreement ("DISPUTE"), shall be resolved in the manner set forth in this Section 8.05, which shall be in lieu of litigation in any court (except as provided in

Section 8.05.B regarding provisional remedies), and the parties specifically waive any right to a jury trial of any dispute between them.

                  8.05.A Negotiation. A party contending that there is a Dispute shall notify the other party of the Dispute in writing explaining the nature of the Dispute ("DISPUTE NOTICE"). The parties will attempt in good faith to resolve the Dispute promptly (but no later than 30 days after receipt of the notice of such Dispute) by negotiations between senior representatives of the parties who have authority to settle the Dispute (each, a "REPRESENTATIVE"). Prior to expiration of the 30-day negotiation period, the party who has first notified the other party of the Dispute shall submit a written offer to settle the Dispute that includes a specific dollar amount.

                  8.05.B Provisional Remedies. At any time after expiration of the 30-day negotiation period and prior to selection of the Arbitrator, a party requiring provisional relief to maintain the status quo, may seek provisional relief in court. The granting of such provisional relief shall not constitute a waiver of the parties' obligations to resolve the Dispute by arbitration as described in Section 8.05.C and the Arbitrator shall not be deemed deprived of jurisdiction to award or modify any provisional relief. Once the Arbitrator has been selected, the Arbitrator shall promptly determine if any existing provisional relief should remain in effect and may continue, terminate or modify such provisional relief.

                  8.05.C ARBITRATION OF DISPUTES. In the event the Representatives have not resolved the Dispute within the 30-day negotiation period, the Dispute shall be resolved by binding arbitration before the arbitrator (the "ARBITRATOR") identified in subsection 8.05.C(10) below, in accordance with the following provisions:

                        (1) The parties stipulate and agree that any and all necessary parties may be joined in the arbitration, but the parties agree to proceed with arbitration of all Disputes between themselves even if other parties refuse to participate. The parties specifically waive any objection to arbitration based on the failure or refusal of any other party to be joined.

                        (2) Within 60 days after the expiration of the 30-day negotiation period, the arbitration shall be initiated by written notice (the "ARBITRATION NOTICE") of a demand to arbitrate by registered or certified mail sent by one party to the other party or parties. If an Arbitration Notice is not given within the 60-day period, then the right to make a claim based on the Dispute described in the Dispute Notice shall be forever waived. The Arbitration Notice shall include a plain statement of the Dispute and the relief requested and shall select to be governed by either AAA (as described below) or JAMS (as described below). Within 30 days of receipt of the Arbitration Notice, each responding party or parties shall provide its own plain statement of the Dispute and the bases of any defenses it intends to assert in response to the demand. Seller and Buyer shall each advance one-half of the Arbitrator's fee, as fixed and required by the Arbitrator in order to initiate the arbitration, although the parties shall ultimately bear responsibility for such fee as determined by the Arbitrator.

                        (3)   The parties shall attempt to agree on a
retired judge to be the Arbitrator. If they are unable to agree, the parties shall simultaneously exchange the names of three available retired judges and a judge appearing on both lists shall be selected. If there is no common available Arbitrator and the parties still cannot agree on an Arbitrator, the parties shall submit further lists until one is selected. If the parties have not selected the Arbitrator within 15 days following the responding party's statement of its position, the arbitrator shall be selected in accordance with the applicable rules of arbitration (AAA or JAMS, as the case may be). The Arbitrator so selected shall be notified immediately and a date for the arbitration shall be set within six months (if the Close of Escrow has not occurred) or nine months (if the Close of Escrow has occurred) after selection of the Arbitrator. The Dispute shall be resolved by binding arbitration under the American Arbitration Association's ("AAA") Commercial Arbitration Rules or the arbitration rules of JAMS (whichever is elected by the party giving the Arbitration Notice) then in effect, as supplemented by this Section 8.05. To the extent this Section 8.05 is inconsistent with the applicable arbitration rules, the provisions of this
Section 8.05 shall control.

                        (4) The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters and arrange for the exchange of information.

                        (5) Prior to the arbitration, the parties shall be allowed the following limited discovery: each party shall be entitled to receive relevant non-attorney-client privileged documents and to take up to three fact and/or expert witness depositions in the discretion of the Arbitrator. Any further discovery shall only be allowed by order of the Arbitrator upon a showing that it is critical to the presentation of a party's claims or defenses. All discovery shall be completed 30 days prior to the arbitration.

                        (6) The arbitration shall be completed in no more than five full consecutive days, if possible. The following is the timetable preferred by the parties and which the parties agree cannot be varied except by the Arbitrator upon a showing that it is critical to the presentation of a party's claims or defenses. Each party shall have two days to present its position using documentary and testimonial evidence. The party giving the Arbitration Notice shall present its case first. One day shall be reserved for argument or the taking of such further evidence as the Arbitrator may require.

                        (7) The Arbitrator shall have the power to grant all legal and equitable remedies, including, but not limited to, injunction, specific performance, reformation, cancellation, accounting and compensatory damages, except only that lost profits, consequential damages and punitive damages shall not be awarded. The Arbitrator shall issue a binding decision within 30 days of the conclusion of the arbitration. The Arbitrator's interpretations of California law or applicable federal law shall form the basis of the decision. The Arbitrator's decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Section 8.05.

                        (8)   The Arbitrator shall award reasonable
attorneys' fees and costs, including the Arbitrator's fees and expert fees, to the "Prevailing Party." For purposes of this section, the "PREVAILING PARTY" shall be the party which obtains a net monetary recovery, exclusive of attorneys' fees and costs UNLESS the net monetary recovery is equal to or less than the amount of a written offer from the opposing party made after the negotiations described in Section 8.05.A. The Arbitrator shall have exclusive and binding authority to determine entitlement to attorneys' fees and costs, including Arbitrator's and experts' fees, under this section.

                        (9) The arbitration shall be conducted in Santa Clara County, California. Any party may be represented by counsel or other authorized representative.

                        (10) The Arbitrator shall be a retired judge of the Federal District Court or Court of Appeal or the Superior Court, Appellate Court or Supreme Court of the State of California.

      "NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. YOU ACKNOWLEDGE THAT YOU HAVE REVIEWED THE "ARBITRATION OF DISPUTES" PROVISION WITH COUNSEL OR HAVE HAD AN OPPORTUNITY TO REVIEW IT WITH COUNSEL AND HAVE CHOSEN NOT TO DO SO.

      "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

              -------------------------     ----------------------------
                  Buyer's Initials              Seller's Initials

            8.06 Time of Essence. Time is of the essence of this Agreement and of the Escrow provided for herein.

            8.07 Attorneys' Fees. In the event any of the parties shall commence legal proceedings for the purpose of enforcing any provision or condition hereof, or by reason of any breach arising under the provisions hereof, then the successful party in such proceeding shall be entitled to court costs and reasonable attorneys' fees to be determined by the Court or Arbitrator. Without limiting the generality of the foregoing, the prevailing party shall be entitled to recover its attorneys' fees and other legal expenses incurred in connection with a bankruptcy or other insolvency-related proceeding of the other party (and including such fees and expenses incurred in efforts, whether successful or not, to obtain adequate protection, annulment, modification or termination of the automatic stay).

            8.08 Integration. Except for the Due Diligence Agreement, this Agreement and the Exhibits hereto contain the entire agreement of the parties hereto, and supersede any prior written or oral agreements between them concerning the subject matter contained herein, including, without limitation, any letters of intent or letters of interest between the parties. THERE ARE NO REPRESENTATIONS, AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER WHICH ARE NOT FULLY EXPRESSED HEREIN, OR IN THE DUE DILIGENCE AGREEMENT.

            8.09 Dependency and Survival of Provisions. The respective warranties, representations, covenants, agreements, obligations and undertakings of each party hereunder shall be construed as dependent upon and given in consideration of those of the other party. The representations and warranties given in Section 5.03 and Section 5.04 shall survive the Close of Escrow and the delivery of the Grant Deed for six months. Seller's indemnification set forth in
Section 7.03 shall survive the Close of Escrow and delivery of the Grant Deed for a period of three years, as provided therein. In addition, the provisions of Sections 2.06, 3.05, 4.01.A, 5.04.D, 5.05.D, 8.01, 8.02, 8.03, 8.04, 8.05, 8.07,
8.08, 8.09, and 8.13 shall survive the Close of Escrow and delivery of the Grant Deed, without limitation. Notwithstanding anything in this Agreement, if Buyer proceeds to and consummates the Close of Escrow, Buyer shall be deemed to have waived any claim against Seller for and released Seller from any breach of this Agreement, of the Deposit Note and the Deposit Deed of Trust arising out of any matter, fact or circumstance known to Buyer prior to the Close of Escrow.

            8.10 Risk of Loss; Possession. Risk of loss with respect to the Purchase Property shall remain with Seller until the Closing, in accordance with this Agreement. Possession of the Purchase Property and the risk of loss with respect to the Purchase Property shall pass to Buyer at the Closing.

            8.11 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute a single document. Signatures transmitted by facsimile shall be binding; provided, however, that any person transmitting his or her signature by facsimile shall promptly send an original signature to the other parties in accordance with Section 8.02. If a facsimile signature is used for purposes of executing this Agreement, then the party executing by facsimile shall also promptly send an original signature to Escrow Holder at the address specified in Section 1.05.

            8.12 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to that resulting from such prevention, delay or stoppage. The foregoing shall not apply to the end of the Feasibility Period, and the Feasibility Period shall not be extended as a result of force majeure, without the express consent of the parties, in their discretion.

            8.13 Title Claims. Notwithstanding anything herein or in the Grant Deed, Buyer and Seller agree that any claim Buyer may have after Close of Escrow relating to title to the Purchase Property shall first be pursued by Buyer against the Title Company under the Buyer's Title Policy prior to recovering from Seller.

            8.14  Assignment.

                  8.14.A By Buyer. Other than as provided in this Section 8.14.A or in furtherance of a tax-deferred exchange in accordance with Section 2.06, Buyer may not assign its rights or delegate its obligations under this Agreement, the Deposit Note or the Deposit Deed of Trust, without the prior written consent of Seller, which consent may be withheld in Seller's discretion. Seller's prior consent shall not be required for a complete assignment, after the deposit by Buyer of the Additional Deposit, of all of Buyer's right, title and interest in and to this Agreement, the Purchase Property, the Deposit Note and the Deposit Deed of Trust, provided that Buyer notifies Seller in advance of any such complete assignment, the assignee has the resources available to perform Buyer's obligations under this Agreement, and the assignee executes, for Seller's benefit, a written assumption and agreement to perform all of the obligations of Buyer under, and to remain subject to all of the conditions of, this Agreement, as may be amended, the Deposit Note and the Deposit Deed of Trust.

                  8.14.B By Seller. Buyer acknowledges that this Agreement is not intended to restrict any transfers of ownership interests in Seller, change of control, merger, acquisition, sale of all or substantially all of Seller's assets or other similar transaction affecting Seller. In addition, notwithstanding anything herein, including without limitation Sections 5.03.B and 5.03.C, Seller shall have the right to transfer or assign the Purchase Property and any such transfer or assignment shall not be a default under this Agreement, provided that Seller notifies Buyer in advance of any such assignment and the acquiring party expressly assumes and agrees, in writing for the benefit of Buyer, to be bound by the obligations of Seller under this Agreement, the Deposit Note and the Deposit Deed of Trust and the acquiring party has the resources available to perform Seller's obligations under this Agreement.

            8.15 Confidentiality. Buyer and Seller each agrees to treat as confidential all information, whether written or oral, designated as confidential in connection with this transaction, including, without limitation, any documents or information relating to the parties, negotiations between the parties, the terms and conditions of the letter of intent and this Agreement and the condition of the Purchase Property. Notwithstanding the foregoing, the following disclosures are permitted: (a) such disclosures to third persons (including, in the case of Seller, to Varian) as may be reasonably necessary in order to consummate the transaction contemplated by this Agreement; (b) privileged communications by the respective parties, including communications with the parties' respective counsel and advisors; (c) such disclosures as may be necessary or required by those governmental agencies, authorities, or examiners having jurisdiction over Seller and Buyer, respectively; and (d) such disclosures as may be required by subpoena or any other similar court order or discovery request in any civil or criminal proceeding or investigation. In the event either party desires to disclose any confidential information or to publicly disclose the pendency of this transaction, prior to any such disclosure or communication, the party seeking to make such disclosure or communication shall (1) prior to the deposit of the Additional Deposit, obtain the consent of the other party, which consent will not be unreasonably withheld, and (2) consult with the other party regarding the content of any press release or other public disclosure. Prior to the deposit of the Additional Deposit, each party shall inform each and every party receiving confidential information that such information is confidential and is subject to a prohibition on further dissemination or circulation by any means. Upon termination of this Agreement other than as a result of the Close of Escrow, upon request each party shall promptly return to the other party all documents and materials provided to such party and all copies thereof made by it or its representatives. The parties acknowledge and agree that remedies at law for breach or threatened breach of this Section 8.15 are inadequate, and that in addition to such remedies, each party shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any such breach or threatened breach without the need to demonstrate that monetary damages are inadequate.

            8.16 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

                         (Signatures on following page.)

DATED:  February 7, 2003

                                 SELLER:

                                 COMMUNICATIONS & POWER INDUSTRIES HOLDING
                                 CORPORATION, a Delaware corporation

                                 By:____________________________________________

                                 Print Name_____________________________________

                                 Its____________________________________________

                                 BUYER:

                                 PALO ALTO MEDICAL FOUNDATION, a California nonprofit public benefit corporation

                                 By:____________________________________________

                                 Print Name_____________________________________

                                 Its____________________________________________

                           ACCEPTANCE BY ESCROW HOLDER

      The undersigned Escrow Holder hereby acknowledges that on February ____, 2003, which, pursuant to Section 1.05, is the "EFFECTIVE DATE," the undersigned received a fully executed duplicate original (with Sections 2.04 and 8.05 initialled by both parties) of the foregoing Agreement of Purchase and Sale by and between Communications & Power Industries Holding Corporation, as Seller, and Palo Alto Medical Foundation, as Buyer. Subject to Escrow Holder's receipt of acceptable supplemental escrow instructions, Escrow Holder agrees to act as the Escrow Holder under this Agreement, and to comply with these instructions. Escrow Holder has assigned Escrow No. NCS-11665-SM to this transaction for that purpose.

FIRST AMERICAN TITLE COMPANY

By:_______________________________
Date:_____________________________

EFFECTIVE DATE: __________________

                             INDEX OF DEFINED TERMS

                                                                             PAGE
                                                                             ----
AAA....................................................................       24
Additional Deposit.....................................................       2
Agreement..............................................................       1
Arbitration Notice.....................................................       23
Arbitrator.............................................................       23
Buyer..................................................................       1
Buyer Approval Notice..................................................       8
Buyer's Broker.........................................................       21
Buyer's Termination Notice.............................................       5
Buyer's Title Notice...................................................       11
Buyer's Title Policy...................................................       12
Buyer's Title Waiver Notice............................................       11
City...................................................................       1
Close of Escrow........................................................       5
Closing................................................................       5
Closing Extension Period...............................................       5
Code...................................................................       7
Completion Notice......................................................       20
County.................................................................       1
Demolition.............................................................       20
Demolition Plan........................................................       20
Deposit Deed of Trust..................................................       2
Deposit Interest Rate..................................................       3
Deposit Note...........................................................       2
Dispute................................................................       22
Dispute Notice.........................................................       23
Documents and Materials................................................       8
Due Diligence Agreement................................................       1
Effective Date.........................................................       1
End of Feasibility.....................................................       8
Environmental Laws.....................................................       15
Escrow.................................................................       5
Escrow Holder..........................................................       1
Existing First Deed of Trust...........................................       3
Feasibility Period.....................................................       8
Feasibility Status Notice..............................................       10
Full Deposit...........................................................       3
Full Reconveyance......................................................       2
Hazardous Materials....................................................       15
Initial Deposit........................................................       2
Initial Title Review Date..............................................       11
Land...................................................................       1
Material Inaccuracy....................................................       18
Outside Closing Date...................................................       5

Permitted Exceptions...................................................       11
Preliminary Report.....................................................       11
Prevailing Party.......................................................       25
Purchase Price.........................................................       2
Purchase Property......................................................       1
Remediation Plan.......................................................       19
Remediation............................................................       19
Repayment Event........................................................       6
Representative.........................................................       23
Section 1542...........................................................       17
Seller.................................................................       1
Seller's Approval Notice...............................................       13
Seller's Broker........................................................       21
Seller's knowledge or Seller's best knowledge..........................       14
Seller's Title Notice..................................................       11
Seller's Title Response Date...........................................       11
State..................................................................       1
Sutter Health..........................................................       1
Termination of Buyer's Rights..........................................       4
Varian.................................................................       9
Varian Site Access Agreement...........................................       9
Varian Stock Sale Agreement............................................       9

                              SEVENTH AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE


      This Seventh Amendment to Agreement of Purchase and Sale ("SEVENTH AMENDMENT") is entered into as of November 12, 2003, by and between COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation ("SELLER"), and PALO ALTO MEDICAL FOUNDATION, a California nonprofit public benefit corporation ("BUYER"), who for consideration, the receipt and adequacy of which is agreed between them, agree as follows:

      1. Original Agreement. Seller and Buyer are the parties to that certain Agreement of Purchase and Sale dated February 7, 2003, which was reinstated and amended by that certain First Amendment to Agreement of Purchase and Sale dated June 9, 2003, and further amended by that certain Second Amendment to Agreement of Purchase and Sale dated June 30, 2003, that certain Third Amendment to Agreement of Purchase and Sale dated July 23, 2003, that certain Fourth Amendment to Agreement of Purchase and Sale dated August 29, 2003, that certain Fifth Amendment to Agreement of Purchase and Sale dated September 30, 2003, that certain Sixth Amendment to Agreement of Purchase and Sale dated October 31, 2003, and those certain extension letters between Patricia D. Elliott, Esq. on behalf of Buyer and Wendy G. Glenn, Esq. on behalf of Seller dated November 7, 2003 and November 11, 2003 (the "AGREEMENT"), which affects the property ("PROPERTY") commonly known as 301 Industrial Way, designated San Mateo County Assessor's Parcel No. 046-051-020 and 046-051-070. Capitalized terms not defined in this Seventh Amendment shall have the meaning given to them in the Agreement.


      2. Feasibility Period. The Agreement provides that the End of the Feasibility Period shall be 5:00 PM Pacific Time on November 12, 2003. Buyer has requested additional time to agree with Seller on the Remediation Plan and the Demolition Plan and (a) file and pursue an application to the City of San Carlos seeking a future change of the City General Plan, Specific Plan, zoning and use permit for the development by Buyer of the Property as a medical/hospital facility (collectively, the "ENTITLEMENTS"), and (b) obtain preliminary approval of the Regional Water Quality Control Board to the Remediation Plan before depositing the Additional Deposit. Seller is willing to agree to extensions relating to those conditions, on the terms of this Seventh Amendment, provided that Buyer agrees that all conditions to be satisfied prior to the end of the Feasibility Period have been satisfied or waived subject to the provisions of this Seventh Amendment.

      3. Buyer's Approval Notice and Seller's Approval Notice. The parties agree that for all purposes under the Agreement, the Feasibility Period has ended and all conditions to have been satisfied prior to the end of the Feasibility Period have been satisfied or waived; provided however, that this Seventh Amendment specifies additional or extended conditions. Buyer hereby gives Buyer's Approval Notice as to all matters other than those matters described in Sections 6, 7, 8, 9 and 10 herein. No further Buyer's Approval Notice is required as a condition to Buyer's obligations under the Agreement.
Section 4.02 of the Agreement relating to the Seller's Approval Notice shall be modified by deleting the phrase

"prior to the end of the Feasibility Period" in the 14th and 17th lines of the Section and replacing it with the phrase "prior to February 27, 2004" in each instance.

      4. Deposit. Section 2.03A of the Agreement is modified as follows:

                  A. Initial Deposit. The Initial Deposit ($200,000, plus accrued interest) shall be released to Seller by Escrow Holder and shall hereafter be non-refundable, except as otherwise expressly provided in the Agreement. It is expressly agreed that the failure of any condition to Buyer's obligations under the Agreement, including without limitation the failure of the City of San Carlos to approve or indicate approval of the Application (defined below), the RWQCB Preliminary Approval or the parties to agree on the Remediation and Demolition Plan shall not entitle Buyer to a refund of the Initial Deposit.

                  B. Second Deposit. On February 17, 2004, unless Buyer has terminated this Agreement as provided in Section 7 below, Buyer shall deposit with Escrow Holder the sum of $1,000,000 (the "SECOND DEPOSIT"), which Escrow Holder shall deposit into an interest-bearing account.

                  C. Additional Deposit. Within five (5) business days of obtaining the RWQCB Preliminary Approval, the Additional Deposit (i.e., sufficient funds to bring the total of the Initial Deposit, the Second Deposit and the Additional Deposit to $17,500,000) shall be deposited by Buyer with Escrow Holder into an interest-bearing account.

                  D. Deposit Note and Deed of Trust. The form of the Deposit Deed of Trust is attached hereto and incorporated herein as EXHIBIT D.

                  E. Full Deposit. The "FULL DEPOSIT" shall mean the Initial Deposit, the Second Deposit and the Additional Deposit. The "EXISTING FIRST DEED OF TRUST" means the Deed of Trust recorded December 22, 2000 as document number 2000-162764 in San Mateo County official records for the benefit of Wells Fargo Bank, a National Association, and securing payment of a promissory note in the original principal amount of $18,000,000, or any replacement deed of trust. If upon the deposit by Buyer of the Additional Deposit, the funds on deposit with Escrow Holder are insufficient to satisfy the Existing First Deed of Trust, Seller shall deposit with Escrow Holder any required funds, including without limitation any portion of the Full Deposit previously released to Seller pursuant to the Agreement, as amended hereby, necessary to satisfy the Existing First Deed of Trust. If there is no Existing First Deed of Trust, the Full Deposit shall be released to Seller upon recordation of the Deposit Deed of Trust.

      5. Close of Escrow. Section 3.03A of the Agreement is modified to provide that the "OUTSIDE CLOSING DATE" shall be the date twenty-four (24) months after the Additional Deposit is deposited with Escrow Holder by Buyer.
Section 3.03B of the Agreement is modified to provide that all three possible Closing Extension Periods may be exercised by Seller if Seller has been unable to complete Seller's obligations under the Agreement, as modified hereby, prior to the Outside Closing Date.

      6. Remediation Plan and Demolition Plan. Buyer and Seller shall have until November 25, 2003 to agree on the Remediation Plan and the Demolition Plan, in their discretion, it being understood that Seller's agreement shall be subject to obtaining, to Seller's reasonable satisfaction, Varian's approval, as provided in the Agreement as amended hereby. Section 4.01C, Section 4.02B and Section
7.02 of the Agreement shall be modified by replacing the phrase "Prior to the end of the Feasibility Period" with "Prior to November 25, 2003". Section 7.01 shall be modified by replacing the phrase "During the Feasibility Period" with "Prior to November 25, 2003". In the event the parties do not agree on the Remediation Plan and/or Demolition Plan by November 25, 2003, either party may elect to terminate the Agreement by providing written notice of such termination to the other and to Escrow Holder, whereupon the Agreement shall terminate, except for Buyer's obligations under Sections 4.01A and 8.15 of the Agreement.

      7. Application for Zoning Change. Buyer will submit, on or before December 15, 2003, an application to the City of San Carlos for a future zoning change to permit a medical/hospital facility to be developed on the Property ("APPLICATION") and use its commercially reasonable efforts to determine the City of San Carlos' intent to approve and grant the Entitlements. Seller, through its specifically authorized representatives, will be supportive of the Application (once approved by Seller) in any contacts with representatives of the City and Seller's employees. Seller, through its specifically authorized representatives, will express in writing to the City if reasonably necessary, Seller's desire that the Application be approved. Seller shall not unreasonably withhold its approval of the Application (subject to obtaining Varian's approval). Buyer and Seller hereby waive the provisions of Section 8.15 of the Agreement with respect to the filing of the Application. If on or before February 17, 2004, the City of San Carlos has not indicated its support of the Application to Buyer's satisfaction, this condition shall be deemed to have not been satisfied. If the City of San Carlos either has failed to indicate its support of the Application to Buyer's satisfaction or has indicated that it does not intend to approve the Application, Buyer may terminate the Agreement (except for Buyer's obligations under Sections 4.01A and 8.15 of the Agreement) upon written notice to Seller and Escrow Holder given on or before February 17, 2004. If Buyer does not so elect to terminate the Agreement, Buyer shall deliver the Second Deposit. Notwithstanding anything herein, prior to the Close of Escrow, Buyer shall not cause the current designation/permitted uses of the Property to change or any imposition or restriction to be imposed on the Property or Seller. Nothing in this Section shall be deemed to modify Buyer's obligations under the Agreement, including without limitation those obligations set forth in Section 4.01A(4) of the Agreement. For the purposes of this Section 7, Seller's specifically authorized representatives shall mean O. Joe Caldarelli, Robert Fickett, Joel Littman and Mike Cheng.

      8. RWQCB Preliminary Approval. The parties agree, provided Seller has obtained Varian's approval of the Remediation Plan, to present the Remedial Action Plan (Table 1 to be attached to the Remediation Plan) to the San Francisco Regional Water Quality Control Board ("RWQCB") for preliminary confirmation that RWQCB will enter into a Voluntary Cleanup Agreement with Seller in connection with the performance of the Remedial Action Plan ("RWQCB PRELIMINARY APPROVAL"). Seller shall use its commercially reasonable efforts to obtain Varian's approval of the Remedial Action Plan and shall advise Buyer by November 25, 2003, December 15, 2003 and February 17, 2004 or at any time prior to any of these dates if Seller believes Varian will not support the proposed Remedial Action Plan. Seller shall have no obligation to relieve Varian of any of its obligations owed to Seller or its affiliates, to pay any monies to Varian or to incur any other liability or obligation to Varian in order to obtain Varian's approval of the Remedial Action Plan. The parties agree that it is not necessary or even desirable to obtain a written response from RWQCB, although the parties agree that Seller shall submit a written confirmation letter to RWQCB following the meeting in collaboration with Buyer. Buyer's environmental consultant, Northgate, shall be present at the RWQCB meeting, shall observe and not take any active participation unless otherwise agreed in advance by Buyer and Seller, and shall be publicly supportive of the Remedial Action Plan. If the Second Deposit has been made and the RWQCB Preliminary Approval is obtained (Varian's approval of the Remedial Action Plan having been obtained), the Second Deposit shall be non-refundable and Buyer shall promptly deposit the Additional Deposit as described above. If the RWQCB Preliminary Approval is not obtained by March 31, 2004, the Second Deposit shall be refundable to Buyer upon written notice to Seller and Escrow Holder given on or before April 5, 2004 that Buyer elects to terminate the Agreement (except for Buyer's obligations under Sections 4.01A and 8.15 of the Agreement). If Buyer does not so elect to terminate the Agreement, Seller may at any time elect to terminate the Agreement (except for Buyer's obligations under Sections 4.01A and 8.15 of the Agreement) upon written notice to Buyer and Escrow Holder, whereupon the Second Deposit shall be refunded to Buyer.

      9. Varian. Section 4.01D and Section 4.02C of the Agreement shall be modified by replacing the phrase "Prior to the end of the Feasibility Period" with "Prior to February 27, 2004".

      10. Sutter Health Approval. Section 4.01 G of the Agreement shall be modified by replacing the phrase "Prior to the end of the Feasibility Period" with "Prior to February 17, 2004".

      11. Owner/Authority. Section 5.03B of the Agreement shall be modified by replacing the phrase, appearing in the last sentence, "As of the end of the Feasibility Period" with "As of February 27, 2004".

      12. Documents and Materials. Attached hereto and incorporated herein is an amended EXHIBIT B listing Documents and Materials provided or made available to Buyer.

      13. Effect. As modified by this Seventh Amendment, the Agreement remains in full force and effect. In the event of any inconsistency between the Agreement and this Seventh Amendment, the provisions of this Seventh Amendment shall control.

      14. Counterparts and Facsimiles. The parties hereto may execute this Seventh Amendment simultaneously, in any number of counterparts, and/or upon facsimile copies, each of which shall be deemed to be an original, but which together, shall constitute one and the same Seventh Amendment. Each party shall be entitled to rely upon the facsimile signature of the other party.

                           [Signatures on next page.]

In witness whereof, the parties have executed this Seventh Amendment.

Dated:  November 12, 2003
                                 SELLER:

                                 COMMUNICATIONS & POWER INDUSTRIES HOLDING
                                 CORPORATION, a Delaware corporation

                                 By:____________________________________________

                                       PRINT NAME_______________________________

                                 Its____________________________________________

                                 BUYER:

                                 PALO ALTO MEDICAL FOUNDATION, a California nonprofit public benefit corporation

                                 By:____________________________________________

                                       PRINT NAME_______________________________

                                 Its____________________________________________

                           ACCEPTANCE BY ESCROW HOLDER

      The undersigned Escrow Holder hereby acknowledges that on November ____, 2003, the undersigned received a fully executed duplicate original of the foregoing Seventh Amendment to Agreement of Purchase and Sale by and between Communications & Power Industries Holding Corporation, as Seller, and Palo Alto Medical Foundation, as Buyer. Escrow Holder agrees to release the Initial Deposit (including accrued interest) to Seller in accordance with Seller's wire instructions.

FIRST AMERICAN TITLE COMPANY



By:________________________________

Date:______________________________

                               NINTH AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE


      This Ninth Amendment to Agreement of Purchase and Sale ("NINTH AMENDMENT") is dated June ___, 2004 for reference purposes and is entered into effective as of January 30, 2004, by and between COMMUNICATIONS & POWER INDUSTRIES, INC., a Delaware corporation ("SELLER"), as successor in interest by merger to COMMUNICATIONS & POWER INDUSTRIES HOLDING CORPORATION, a Delaware corporation, and PALO ALTO MEDICAL FOUNDATION, a California nonprofit public benefit corporation ("BUYER"), who for consideration, the receipt and adequacy of which is agreed between them, agree as follows:

      1. Original Agreement. Seller and Buyer are the parties to that certain Agreement of Purchase and Sale dated February 7, 2003, which was reinstated by that certain Reinstatement of Agreement of Purchase and Sale dated March 17, 2003 and amended by that certain First Amendment to Agreement of Purchase and Sale dated June 9, 2003, and further amended by that certain Second Amendment to Agreement of Purchase and Sale dated June 30, 2003, that certain Third Amendment to Agreement of Purchase and Sale dated July 23, 2003, that certain Fourth Amendment to Agreement of Purchase and Sale dated August 29, 2003, that certain Fifth Amendment to Agreement of Purchase and Sale dated September 30, 2003, that certain Sixth Amendment to Agreement of Purchase and Sale dated October 31, 2003, those certain extension letters between Patricia D. Elliott, Esq. on behalf of Buyer and Wendy G. Glenn, Esq. on behalf of Seller dated November 7, 2003 and November 11, 2003, that certain Seventh Amendment to Agreement of Purchase and Sale ("SEVENTH AMENDMENT") dated November 12, 2003, that certain extension letter from Patricia D. Elliott, Esq. on behalf of Buyer to Wendy G. Glenn, Esq. on behalf of Seller dated November 25,2003, that certain Eighth Amendment to Agreement of Purchase and Sale dated November 26, 2003 and those certain extension letters between Patricia D. Elliott, Esq. on behalf of Buyer and Wendy G. Glenn, Esq. on behalf of Seller dated December 10, 2003, December 15, 2003, December 19, 2003 and January 20, 2004 (the "AGREEMENT"), which affects the Purchase Property. Capitalized terms not defined in this Ninth Amendment shall have the meaning given to them in the Agreement.

      2. Feasibility Period. The Agreement provides that the End of the Feasibility Period shall have ended on January 30, 2004. Since that time, Buyer and Seller have been negotiating to satisfy Buyer's and Seller's conditions to the purchase of the Purchase Property by Buyer. Those conditions have been addressed by the parties as provided in this Ninth Amendment. Accordingly, the Feasibility Period has terminated and Buyer agrees to proceed with the purchase of the Purchase Property on the terms of the Agreement, as modified by this Ninth Amendment..

      3. Buyer's Approval Notice and Seller's Approval Notice. The parties agree that for all purposes under the Agreement, the Feasibility Period has ended and all conditions to have been satisfied prior to the end of the Feasibility Period have been satisfied or waived; Buyer hereby gives Buyer's Approval Notice as to all matters other than the approval of the RWQCB as provided in Section 11 herein. No further Buyer's Approval Notice is required as a condition to Buyer's obligations under the Agreement, except as provided in
Section 11 herein.

      4. Purchase Price. Section 2.02 of the Agreement shall be modified to provide that the Purchase Price for the Purchase Property is reduced to Twenty Three Million Seven Hundred Fifty Two Thousand Five Hundred Dollars ($23,752,500), subject to further adjustment as described in this Ninth Amendment.

      5. Deposit. Section 2.03.A of the Agreement, as previously amended by the Seventh Amendment, is further modified as follows:

                  A. Second Deposit. In lieu of the Second Deposit in the amount of $1,000,000, upon execution of this Agreement, Buyer shall deliver to Seller, outside of Escrow, but with full credit as a deposit in Escrow the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "SECOND DEPOSIT"). It is expressly agreed that the failure of any condition to Buyer's obligations under the Agreement, including without limitation the failure to obtain the RWQCB approval described in Section 11 of this Ninth Amendment shall not entitle Buyer to a refund of the Second Deposit, or the Initial Deposit. Upon Closing, the Initial Deposit and Second Deposit shall be credited against the Purchase Price.

                  B. Additional Deposit. In lieu of the Additional Deposit described in the Seventh Amendment, within five (5) business days of obtaining the RWQCB Approval, Twelve Million Five Hundred Thousand Dollars ($12,500,000) shall be delivered to Seller, outside of Escrow, but with full credit as a deposit in Escrow, as the Additional Deposit (i.e., for a Full Deposit of Twelve Million Nine Hundred Fifty Thousand Dollars ($12,950,000)). No interest shall accrue on the Full Deposit.

                  C. Deposit Note and Deed of Trust. All references in the Agreement to the Deposit Note, the Deed of Trust, Exhibit D to the Agreement, and the Full Reconveyance are hereby deleted.

                  D. Existing First Deed of Trust. The "Existing First Deed of Trust" has been satisfied and released of record.

      6. Liquidated Damages. Section 2.04 of the Agreement is deleted and replaced with the following:

      "2.04 LIQUIDATED DAMAGES BY INITIALLING THIS SECTION 2.04 IN THE SPACE PROVIDED BELOW, BUYER AND SELLER AGREE THAT IF THE CLOSING FAILS TO OCCUR BY REASON OF THE DEFAULT OF BUYER, THE FULL DEPOSIT SHALL BE DEEMED LIQUIDATED DAMAGES FOR BUYER'S NON-PERFORMANCE AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER FOR SUCH DEFAULT. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES RESULTING FROM SUCH DEFAULT, DUE TO THE NATURE OF THIS TRANSACTION AND THE UNIQUE NATURE OF THE PURCHASE PROPERTY, AND THAT A REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT IS THE FULL DEPOSIT ($12,950,000.00), IN VIEW OF, AMONG OTHER THINGS, THE ANCILLARY AGREEMENTS

UNDERTAKEN BY SELLER IN CONNECTION WITH THIS AGREEMENT (INCLUDING WITHOUT LIMITATION, THE ENVIRONMENTAL AGREEMENT AND OTHER AGREEMENTS WITH VARIAN AND/OR RELATED TO RELOCATING SELLER'S BUSINESS OPERATIONS) AND SELLER'S AGREEMENT TO ACCEPT A LIQUIDATED SUM IN LIEU OF ITS REMEDY OF SPECIFIC PERFORMANCE. BUYER AND SELLER AGREE THAT LIQUIDATED DAMAGES ARE PARTICULARLY APPROPRIATE FOR THIS TRANSACTION AND AGREE THAT SAID LIQUIDATED DAMAGES SHALL BE PAID IN THE EVENT OF BUYER'S BREACH OF ITS OBLIGATION TO PURCHASE THE PURCHASE PROPERTY, NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER UNDER CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING IN THIS PROVISION SHALL, HOWEVER, BE DEEMED TO LIMIT BUYER'S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF BUYER'S OBLIGATIONS UNDER SECTION 4.01A (INDEMNITY RE: BUYER'S ACTIVITIES AT THE PROPERTY) OR SECTION 8.07 (ATTORNEYS' FEES). IN THE EVENT ANY PORTION OF THE FULL DEPOSIT REMAINS IN ESCROW AT THE TIME OF BUYER'S DEFAULT, BUYER AND SELLER HEREBY INSTRUCT AND AUTHORIZE ESCROW HOLDER TO RELEASE SUCH PORTION TO SELLER. FURTHER, BUYER AND SELLER HEREBY INSTRUCT AND AUTHORIZE ESCROW HOLDER TO RETURN TO SELLER THE DEPOSIT NOTE MARKED "SATISFIED" AND RECORD THE FULL RECONVEYANCE AND THE TERMINATION OF BUYER'S RIGHTS, WHICH ARE BEING HELD BY ESCROW HOLDER."

          __________________________            ____________________________
                  Buyer                               Seller

      7. Memorandum of Agreement. Section 2.05 of the Agreement is modified to provide that simultaneously with delivery of the Additional Deposit to Seller, Seller and Buyer shall execute a Memorandum of the Agreement which shall be recorded. The Memorandum of Agreement shall provide notice of Buyer's right to purchase the Property in accordance with the terms of the Agreement. Buyer shall deposit with Escrow Holder an executed (in recordable form) Termination of Buyer's Rights under the Agreement to be held by Escrow Holder and recorded in the event the Agreement is terminated as a result of Buyer's default.

      8. Buyer's Remedies. Section 2.07 of the Agreement is modified to provide that in the event of Seller's default under the Agreement, Buyer shall have the remedy of specific performance, in addition to its right to terminate its obligations under the Agreement. These remedies shall be exclusive and only one such remedy may be elected by Buyer. In the event Seller fails to vacate the Purchase Property as provided in Section 7.02 of the Agreement as modified by this Ninth Amendment (see Section 14 below) prior to the Outside Closing Date, as may be extended as provided in Section 3.03.B of the Agreement, as modified by this Ninth Amendment, Buyer shall have the right to evict Seller and deduct


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
from the Purchase Price any reasonable out of pocket costs incurred by Buyer in such eviction.

      9. Close of Escrow. Sections 3.03A of the Agreement is modified to provide that the "OUTSIDE CLOSING DATE" shall be the date twenty four (24) months after the Additional Deposit is delivered to Seller by Buyer. Section 3.03.B of the Agreement is modified to allow Seller to extend the Closing beyond the Outside Closing Date, up to six (6) additional months to enable Seller to vacate the Property in accordance with Sections 7.01and 7.02 of the Agreement, as modified by this Ninth Amendment. In the event the Outside Closing Date is so extended by Seller, Buyer shall receive a credit against the Purchase Price of One Hundred Thousand Dollars ($100,000) for each month the Closing is extended beyond the Outside Closing Date, prorated on a daily basis for any portion of the extension period which is less than one full month. Similarly, if Seller provides Buyer notice that it has vacated the Property in compliance with Sections 7.01 and
7.02 of the Agreement, as modified by this Ninth Amendment, prior to the Outside Closing Date, the Purchase Price shall be increased by One Hundred Thousand Dollars ($100,000) for each month prior to the Outside Closing Date that the Closing occurs, prorated on a daily basis for any portion of the period which is less than one full month.

      10. Seller's Failure to Comply. Section 3.03.C of the Agreement is modified to provide that a "REPAYMENT EVENT" shall mean only that Seller has failed to vacate the Purchase Property and deliver the Grant Deed in accordance with the Agreement, as modified by this Ninth Amendment.

      11. Environmental Agreement. Attached hereto as EXHIBIT G is a form of agreement ("ENVIRONMENTAL AGREEMENT") relating among other things to Hazardous Materials on the Purchase Property, the implementation of a Remedial Action Plan (therein and herein defined as "RAP") and the purchase of an Insurance Policy, to be entered into by Seller, Buyer, Varian, and others. The Environmental Agreement provides that the RAP will be submitted to the Regional Water Quality Control Board for the San Francisco Bay area ("RWQCB") for its approval. Buyer agrees to comply or cause the applicable party to comply with the obligations to timely submit the RAP and seek the approval of the RWQCB to such RAP and Prospective Purchaser Agreement. In the event that the approval of the RAP by the RWQCB is not obtained within 120 days of the effective date of the Environmental Agreement, and for no other reason, Buyer may, by prompt (two business days) written notice to Seller and Escrow Holder, terminate its obligation to purchase the Purchase Property under the Agreement, and the parties to the Agreement shall have no further obligations under the Agreement, except Buyer's obligations under Sections 4.01A and 8.15 of the Agreement. Without limiting the provisions of the Agreement as modified by this Ninth Amendment, Buyer expressly acknowledges to Seller that no change in circumstance (including with regard to the status of entitlements for redevelopment of the Purchase Property), other than a failure of an express condition set forth in the Agreement as modified by this Ninth Amendment, shall entitle Buyer to terminate its obligations under the Agreement.

      12. Buyer's Conditions to Closing. The conditions to Buyer's obligation to purchase the Purchase Property set forth in Sections 4.01.C, 4.01.D, 4.01.E, 4.01.F, and 4.01.G of the Agreement and in Sections 7 and 8 of the Seventh Amendment, are hereby waived and satisfied. There shall be added to the Agreement Section 4.01.J, as follows:


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
      "4.01.J Compliance with Environmental Agreement. Seller shall have timely performed all of its obligations under the Environmental Agreement which were to be performed prior to the Closing."

      13. Seller's Conditions to Closing. The conditions to Seller's obligation to sell the Purchase Property set forth in Sections 4.02.B, 4.02.C, 4.02.D, and 4.02.E to Buyer's obligation to purchase the Purchase Property, are hereby waived and satisfied. There shall be added to the Agreement Section 4.02.G, as follows

      "4.02G Compliance with Environmental Agreement. Buyer shall have timely performed all of its obligations under the Environmental Agreement which were to be performed prior to the Closing."

      14.   Hazardous Materials Remediation, Demolition and Vacation. .
Article 7 (Sections 7.01, 7.02 and 7.03 and any subsections thereof) of the Agreement is deleted and replaced with the following:

      "7.01 Hazardous Materials Remediation. Buyer agrees that Seller shall have no obligation to undertake any remediation of Hazardous Materials existing on the Purchase Property, except (A) in connection with the decommissioning and closure of its facility in accordance with the provisions of Appendix III D to the Environmental Agreement and incorporated herein and (B) "New Contamination". "NEW CONTAMINATION" means any Hazardous Materials which are introduced onto the Property after the Effective Date of this Agreement and before the Close of Escrow by any party other than Buyer or an agent of Buyer, and of which Seller is notified by Buyer within five (5) years after the Close of Escrow."

      "7.02 Seller to Vacate the Purchase Property. Prior to the Outside Closing Date, as may be extended by Seller as provided in Section 3.03.B of the Agreement, as amended by this Ninth Amendment, Seller shall cease its operations at the Purchase Property and complete its obligations specified in Appendix III D to the Environmental Agreement relating to decommissioning and closure of its facilities. Seller shall remove all personal property and equipment, including trade fixtures, other than those identified in Appendix V D to the Environmental Agreement, which items may remain on the premises. Upon request, Seller shall advise Buyer of the status of its activities including the status of any permit process in the City of Palo Alto, California in which Seller intends to relocate its business from the Purchase Property and Buyer may periodically attend meetings between Seller and the City of Palo Alto to monitor the status of the permit process."

      15. Owner/Authority. Section 5.03B of the Agreement shall be modified by replacing the phrase, appearing in the last sentence, "As of the end of the Feasibility Period" with "As of execution of the Ninth Amendment".

      16. Documents and Materials. Attached hereto and incorporated herein is an amended EXHIBIT B listing Documents and Materials provided or made available to Buyer.

      17. Assignment. Section 8.14.A of the Agreement is modified to provide that Buyer may not assign the Agreement or any of its rights thereunder nor may it delegate its obligations thereunder to any person or entity other than to 301 Industrial, LLC ("301"), which is a party to the Environmental Agreement. Any assignment to 301 shall be pursuant to the form of Assignment attached as Appendix III A to the Environmental Agreement.


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
      18.   Confidentiality.  Section 8.15, of the Agreement is deleted.

      19. Effect. As modified by this Ninth Amendment, the Agreement remains in full force and effect. In the event of any inconsistency between the Agreement and this Ninth Amendment, the provisions of this Ninth Amendment shall control. This Ninth Amendment including the Exhibits hereto contains the terms, promises, representations and understandings between Buyer and Seller relating to the subject matter of this Ninth Amendment, and supercedes any other oral or written agreement or understanding between Buyer and Seller regarding the subject matter of this Ninth Amendment. Buyer and Seller each agrees that no promises, representations or inducements have been made to it by the other which caused it to sign this Agreement other than the promises which are expressly set forth herein or in any writing entered into contemporaneously herewith or which writing is referred to herein. This Ninth Amendment is the result of negotiations among and has been reviewed by each party and its respective counsel; accordingly, this Ninth Amendment shall be deemed to be the product of both parties, and no ambiguity shall be construed in favor or against either party.

      20. Counterparts and Facsimiles. The parties hereto may execute this Ninth Amendment simultaneously, in any number of counterparts, and/or upon facsimile copies, each of which shall be deemed to be an original, but which together, shall constitute one and the same Ninth Amendment. Each party shall be entitled to rely upon the facsimile signature of the other party.

      21. Headings. The headings in this Ninth Amendment are inserted for convenience only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Ninth Amendment or any provision hereof.

                           [Signatures on next page.]



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
      In witness whereof, the parties have executed this Ninth Amendment.

Dated:  June ___, 2004
                                 SELLER:

                                 COMMUNICATIONS & POWER INDUSTRIES, INC., a
                                 Delaware corporation

                                 By:____________________________________________

                                 PRINT NAME_____________________________________


                                 Its____________________________________________

                                 BUYER:

                                 PALO ALTO MEDICAL FOUNDATION, a California nonprofit public benefit corporation

                                 By:____________________________________________

                                 PRINT NAME_____________________________________


                                 Its____________________________________________

                        ACCEPTANCE BY ESCROW HOLDER

      The undersigned Escrow Holder hereby acknowledges that on _________, 2004, the undersigned received a fully executed duplicate original of the foregoing Ninth Amendment to Agreement of Purchase and Sale by and between Communications & Power Industries, Inc., as Seller, and Palo Alto Medical Foundation, as Buyer.

FIRST AMERICAN TITLE COMPANY



By:__________________________________

Date:________________________________


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